Filed Pursuant to Rule 424(b)(3)

Registration No. 333-259247

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated September 14, 2021)

GREENIDGE GENERATION HOLDINGS INC.

10,458,474 Shares of

Class A Common Stock

This prospectus supplement further supplements and updates the prospectus dated September 14, 2021 (as may be supplemented or amended from time to time, the “Prospectus”) relating to the resale of 10,458,474 shares of our Class A common stock, $0.0001 par value per share (“Class A common stock”). This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement incorporates into the Prospectus the information contained in our attached:

•	Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2021; and

•	Current Report on Form 8-K, which was filed with the SEC on September 15, 2021.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “GREE”. On September 15, 2021, the closing price of our Class A common stock was $43.40.

See the section entitled “Risk Factors” beginning on page 17 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 15, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2021 (September 13, 2021)

Date of Report (Date of earliest event reported)

GREENIDGE GENERATION HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-4808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification No.)

590 Plant Road Dresden, New York (Address of Principal Executive Offices)		14441 (Zip Code)

(315) 536-2359

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.0001 par value	GREE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 14, 2021, GGH Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), merged with and into Support.com, Inc., a Delaware corporation (“Support”), with Support continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of the Company, pursuant to the previously announced Agreement and Plan of Merger, dated March 19, 2021 (the “Merger Agreement”), among the Company, Support and Merger Sub.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Notes is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”): (i) each share of common stock, par value $0.0001, of Support (the “Support Common Stock”) issued and outstanding immediately prior to the Effective Time was cancelled and extinguished and automatically converted into the right to receive 0.115 (the “Exchange Ratio”) shares of Class A Common Stock, par value $0.0001, of the Company (the “Company Class A Common Stock”), (ii) each outstanding stock option of Support immediately prior to the Effective Time (an “Option”) was accelerated, and the holder of each Option received the right to receive an amount of Company Class A Common Stock equal to the Exchange Ratio, multiplied by the number of shares of Support Common Stock underlying such Option, less a number of shares to be withheld in satisfaction of the aggregate exercise price of such Option and, unless such holder elected to satisfy such obligation with cash, such holder’s tax withholding obligations and (iii) each outstanding restricted stock unit of Support immediately prior to the Effective Time (an “RSU”) was accelerated, and the holder of each RSU received the right to receive an amount of Company Class A Common Stock equal to the Exchange Ratio, multiplied by the number of shares of Support Common Stock underlying such RSU, less a number of shares to be withheld in satisfaction of such holder’s tax withholding obligations, unless such holder elected to satisfy such obligation with cash.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was included as Annex A to the proxy statement/prospectus forming part of the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2021, and is incorporated by reference into this Item 2.01.

Item 5.03	Amendment to Articles or Bylaws; Change in Fiscal Year.

On September 13, 2021, the Company filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of shares of capital stock that the Company is authorized to issue to three billion twenty million (3,020,000,000), consisting of two billion four hundred million (2,400,000,000) shares of Class A common stock, six hundred million (600,000,000) shares of Class B common stock and twenty million (20,000,000) shares of preferred stock, each $0.0001 par value per share. The Amendment is attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

2

Item 8.01	Other Events.

On September 14, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets as of December 31, 2020 and December 31, 2019 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years ended December 31, 2020 and ended December 31, 2019, and the notes thereto of Support (collectively, the “audited consolidated financial statements”), together with the report thereon of Plante & Moran, PLLC included in the audited consolidated financial statements, are filed as Exhibit 99.2 hereto.

The unaudited condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020 and the related unaudited condensed consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the three- and six- month periods ended June 30, 2021 and June 30, 2020, and the notes thereto of Support are filed as Exhibit 99.3 hereto.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the related unaudited pro forma condensed combined statements of operations for the three- and six- month periods ended June 30, 2021 and the year ended December 31, 2020, and the notes thereto of the Company, giving effect to the Merger are filed as Exhibit 99.4 hereto.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 19, 2021, among Greenidge Generation Holdings Inc., Support.com, Inc. and GGH Merger Sub, Inc. (incorporated herein by reference to Annex A to the proxy statement/prospectus forming part of the Registration Statement on Form S-4 filed May 4, 2021).

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc., dated September 13, 2021.

3

23.1	Consent of Plante & Moran, PLLC.

99.1	Press Release, dated September 14, 2021.

99.2	Audited Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019, and the audited Consolidated Statements of Operations, Comprehensive Income, Stockholders’ Equity and Cash Flows for the years ended December 31, 2020 and December 31, 2019, including the notes thereto, of Support.com, Inc.

99.3	Unaudited Condensed Consolidated Balance Sheets as of June 30, 2021 and December 31, 2020, and the unaudited Condensed Consolidated Statements of Operations, Comprehensive Income, Stockholders’ Equity and Cash Flows for the three- and six- month periods ended June 30, 2021 and June 30, 2020, including the notes thereto, of Support.com, Inc.

99.4	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021, and the unaudited Pro Forma Condensed Combined Statements of Operations for the three- and six- month periods ended June 30, 2021 and the year ended December 31, 2020, and the notes thereto of Greenidge Generation Holdings Inc.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

GREENIDGE GENERATION HOLDINGS INC.

Date: September 15, 2021	By:	/s/ Jeffrey E. Kirt
Name: Jeffrey E. Kirt
Title: Chief Executive Officer

5

Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREENIDGE GENERATION HOLDINGS INC.

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Greenidge Generation Holdings Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    The first sentence of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is three billion twenty million (3,020,000,000), consisting of two billion four hundred million (2,400,000,000) shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), six hundred million (600,000,000) shares of Class B common stock, $0.0001 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and twenty million (20,000,000) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).”

2.    The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation on this 13th day of September, 2021.

GREENIDGE GENERATION HOLDINGS INC.

By:	/s/ Jeffrey E. Kirt
	Name:	Jeffrey E. Kirt
	Title:	Chief Executive Officer

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Current Report on Form 8-K of our report dated March 30, 2021, except for the revision to the segment information disclosure in Note 1 as to which the date is July 16, 2021, with respect to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 of Support.com, Inc.

/s/ Plante & Moran, PLLC

Denver, Colorado

September 15, 2021

Exhibit 99.1

Greenidge Generation Announces Closing of Merger with Support.com

First Publicly Traded, Vertically Integrated Bitcoin Mining Company that is 100% Carbon Neutral

DRESDEN, N.Y., September 14, 2021 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the “Company”), a vertically integrated bitcoin mining and power generation company, has closed its previously announced merger with Support.com, Inc. (“Support.com”) (formerly NASDAQ: SPRT).

Greenidge expects its Class A Common Stock to commence trading tomorrow morning on the NASDAQ Global Select Market (“NASDAQ”) under the ticker ”GREE.” Support.com will continue to operate its existing lines of business as a wholly owned subsidiary of Greenidge. The combined company will be led by Greenidge Chief Executive Officer Jeff Kirt.

“The completion of this transaction marks a critical milestone in our journey, expanding our industry leadership as the first publicly traded, vertically integrated power generation and bitcoin miner of scale in North America,” Kirt said. “We are poised to create significant value by combining public market growth capital with our 100% carbon-neutral bitcoin mining business model as we expand our operations to additional locations, including our anticipated South Carolina facility.”

As previously announced, the exchange ratio for the merger has been determined and Support.com shareholders will receive 0.115 shares of Greenidge Class A Common Stock for each share of Support.com Common Stock held prior to closing.

A Form 8-K containing more detailed information regarding the merger transaction will be filed with the Securities and Exchange Commission.

###

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. is a vertically integrated bitcoin mining and power generation company. Greenidge is committed to 100% carbon-neutral bitcoin mining at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint. Greenidge currently operates one facility in Upstate New York and expects to expand operations to a second location in South Carolina in the upcoming months, which will source the majority of its electricity from zero-carbon sources.

About Support.com, Inc.

Support.com, Inc. is a leading provider of customer and technical support solutions delivered by home-based employees. For more than twenty years, Support.com has achieved stellar results for global enterprise clients and top-tier businesses. Support.com’s proven, omnichannel solutions have been specifically designed and optimized for the homesourcing™ environment, resulting in industry-leading NPS scores and first call resolution rates. Support.com efficiently meets changing client needs through its highly scalable, global network of home-based employees and secure, proprietary, cloud-based platforms. For more information, please visit www.support.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “will,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding the prospects, development, business plan, business strategy and operations of Greenidge in the future. Forward-looking statements contained in this press release include, but are not limited to, statements concerning the current and future build out and acquisition plans of Greenidge. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Greenidge’s Risk Factors set forth in its filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by: (i) the ability to recognize the anticipated objectives and benefits, including the anticipated tax treatment, of the acquisition of Support; (ii) changes in applicable laws, regulations or permits affecting Greenidge’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (iii) any failure to obtain adequate financing on a timely basis and on acceptable terms with regard to growth strategies or operations; (iv) fluctuations in the market pricing of bitcoin and other cryptocurrencies; (v) loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies; (vi) the potential of cybercrime, money laundering, malware infections and phishing, and the costs associated with such issues; (vii) the potential of cryptocurrency market manipulation; (viii) the economics of mining cryptocurrency, including as to variables or factors affecting the cost, efficiency and profitability of mining; (ix) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of Greenidge, including mining equipment and equipment meeting the technical or other specifications required to achieve our growth strategy, (x) the possibility that Greenidge may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which it operates or upon which it relies and is dependent; (xi) the ability to expand successfully to other facilities, mine other cryptocurrencies or otherwise expand the business; (xii) changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin; (xiii) any litigation involving Greenidge; (xiv) costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees; (xv) the condition of our physical assets, including that Greenidge’s single operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage; (xvi) other risks and uncertainties related to the business plan, business strategy, acquisition strategy and buildout strategy of Greenidge; (xvii)the potential economic fallout resulting from the COVID-19 outbreak. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. The actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, changes in assumptions or otherwise, after the date of this press release.

For immediate release

Contact

Greenidge

IR: investorrelations@greenidge.com

Media: media@greenidge.com

Support.com

Investor Relations: IR@support.com

Exhibit 99.2

SUPPORT.COM, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Support.com, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Support.com, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter—Subsequent Event

As discussed in Note 9 to the financial statements, on March 19, 2021 the Company and Greenidge Generation Holdings, Inc. (Greenidge) entered into an agreement and plan of merger which will result in Greenidge acquiring the Company.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated to the audit committee and that (1) relates to accounts of disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communication the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Income Taxes—Refer to Notes 1 and 7 to the financial statements

The Company’s net deferred tax liability and uncertain tax position liability were $443,000 and $111,000, respectively, as of December 31, 2020 and the related total income tax expense was $102,000 for the year ended December 31, 2020. Deferred tax assets and liabilities are recognized for the future expected tax consequences of temporary differences between income tax and financial reporting and principally relate to differences in the tax basis of assets and liabilities and their reported amounts, using enacted tax rates in effect for the year in which differences are expected to reverse. Filing positions in all of the federal, state and foreign jurisdictions where the Company is required to file income tax returns are analyzed by the Company, as well as all open tax years in these jurisdictions, to determine whether the positions will be more likely than not be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are not recorded as a tax benefit or expense in the current year.

We identified income taxes and uncertain tax positions as a critical audit matter due to the multiple jurisdictions in which the Company operates including foreign jurisdictions and the complexity of tax laws and regulations. Performing audit procedures and evaluating audit evidence obtained related to these considerations required a high degree of judgement and effort.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures performed to address this critical audit matter included the following, among others:

•	We obtained an understanding of management’s process to identify and evaluate tax obligations and uncertain tax positions and evaluated the design of key controls used by management therein.

•	We evaluated the completeness and accuracy of deferred income taxes and the income tax provision by agreement to material tax filings.

•

We assessed the reasonableness of the key judgements and estimates inherent in management’s assessment of their tax obligation and uncertain tax positions, including analysis over forecasts and tax elections.

•

We involved our tax specialists with our evaluation of management’s judgements related to recognition of current and deferred income taxes and identified uncertain tax positions by analyzing the related tax law, statutes, and regulations and their application to the company’s positions.

•	We evaluated the adequacy of the Company’s disclosure in Notes 1 and 7 in relation to the income taxes.

/s/ Plante & Moran, PLLC

We have served as the Company’s auditor since 2017.

Denver, Colorado

March 30, 2021, except for the revision to the segment information disclosure in Note 1 as to which the date is July 16, 2021.

SUPPORT.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except per share amount)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$13,526	$10,087
Short-term investments	16,441	16,327
Accounts receivable, net	6,975	9,398
Prepaid expenses and other current assets	670	728

Total current assets	37,612	36,540
Property and equipment, net	1,115	533
Intangible assets	—	250
Right of use assets, net	61	68
Other assets	478	649

TOTAL ASSETS	$39,266	$38,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$366	$277
Accrued compensation	1,735	1,610
Other accrued liabilities	879	940
Short-term lease liability	58	61
Short-term deferred revenue	881	1,193

Total current liabilities	3,919	4,081
Other long-term liabilities	911	792

Total liabilities	4,830	4,873

Commitments and contingencies (Note 3)
Stockholders’ equity:
Common stock; par value $0.0001, 50,000 shares authorized; 19,973 issued and 19,490 outstanding at December 31, 2020 and 19,537 issued and 19,054 outstanding at December 31, 2019	2	2
Additional paid-in capital	250,954	250,092
Treasury stock, at cost (483 shares at December 31, 2020 and 2019)	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,419)	(2,380)
Accumulated deficit	(208,804)	(209,250)

Total stockholders’ equity	34,436	33,167

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,266	$38,040

See accompanying notes.

SUPPORT.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	Years Ended December 31,
	2020	2019
Revenue:
Services	$42,079	$59,545
Software and other	1,785	3,788

Total revenue	43,864	63,333
Cost of revenue:
Cost of services	28,697	46,714
Cost of software and other	224	151

Total cost of revenue	28,921	46,865

Gross profit	14,943	16,468
Operating expenses:
Engineering and IT	3,655	4,078
Sales and marketing	2,362	1,760
General and administrative	8,874	7,679

Total operating expenses	14,891	13,517
Income from operations	52	2,951
Interest income and other, net	496	1,049

Income before income taxes	548	4,000
Income tax provision	102	154

Net income	$446	$3,846

Net income per share—basic and diluted	$0.02	$0.20
Weighted average common shares outstanding—basic	19,192	18,977
Weighted average common shares outstanding—diluted	19,369	19,026

See accompanying notes.

SUPPORT.COM, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

	Years Ended December 31,
	2020	2019
Net income	$446	$3,846
Other comprehensive income (loss):
Foreign currency translation adjustment	(44)	49
Net unrealized gain on investments	5	78

Other comprehensive income (loss)	(39)	127

Comprehensive income	$407	$3,973

See accompanying notes.

SUPPORT.COM, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balances at December 31, 2018	18,955	$2	$268,794	$(5,297)	$(2,507)	$(213,096)	$47,896

Net income	—	—	—	—	—	3,846	3,846
Dividend payout	—	—	(19,054)	—	—	—	(19,054)
Other comprehensive loss	—	—	—	—	127	—	127
Issuance of common stock upon exercise of stock options & RSU releases	73	—	—	—	—	—	—
Issuance of common stock under employee stock purchase plan	26	—	48	—	—	—	48
Stock-based compensation expense	—	—	304	—	—	—	304

Balances at December 31, 2019	19,054	$2	$250,092	$(5,297)	$(2,380)	$(209,250)	$33,167

Net income	—	—	—	—	—	446	446
Other comprehensive loss	—	—	—	—	(39)	—	(39)
Issuance of common stock upon exercise of stock options & RSU releases	392	—	191	—	—	—	191
Issuance of common stock under employee stock purchase plan	44	—	37	—	—	—	37
Stock-based compensation expense	—	—	634	—	—	—	634

Balances at December 31, 2020	19,490	$2	$250,954	$(5,297)	$(2,419)	$(208,804)	$34,436

See accompanying notes.

SUPPORT.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2020	2019
Operating Activities:
Net income	$446	$3,846
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	314	294
Amortization of premiums and discounts on investments	65	83
Stock-based compensation	634	304
Impairment of intangible asset	250	—
Changes in assets and liabilities:
Accounts receivable, net	2,423	2,893
Prepaid expenses and other current assets	41	282
Other long-term assets	142	40
Accounts payable	87	(92)
Accrued compensation	120	(1,804)
Accrued legal settlement	—	(10,000)
Other accrued liabilities	(46)	26
Other long-term liabilities	104	18
Deferred revenue	(312)	58

Net cash provided by (used in) operating activities	4,268	(4,052)
Investing Activities:
Purchases of property and equipment	(896)	(124)
Disposal of property and equipment	—	3
Purchase of investments	(13,375)	(34,898)
Proceeds from sale of investments	—	9,766
Maturities of investments	13,200	33,267

Net cash provided by (used in) investing activities	(1,071)	8,014
Financing Activities:
Payment of dividend	—	(19,054)
Proceeds from exercise of stock options	191	—
Proceeds from employee stock purchase plan	37	48

Net cash provided by (used in) financing activities	228	(19,006)
Effect of exchange rate changes on cash and cash equivalents	14	(51)

Net increase (decrease) in cash and cash equivalents	3,439	(15,095)
Cash and cash equivalents at beginning of year	10,087	25,182

Cash and cash equivalents at end of year	$13,526	$10,087

Supplemental disclosure of cash flow information:
Cash paid for income tax	$135	$98

See accompanying notes.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Nature of Operations

Support.com, Inc. (“Support.com,” “the Company,” “We” or “Our”) was incorporated in the state of Delaware on December 3, 1997. Our common stock trades on the Nasdaq Capital Market under the symbol “SPRT.”

We provide customer and technical support solutions delivered by home-based employees. Our homesourcing model, which enables outsourced work to be delivered by people working from home, has been specifically designed for remote work and optimized for security, recruiting, training, delivery and employee engagement.

We provide outsourced customer care and cloud-based technology platforms to companies in multiple industry verticals, helping them strengthen customer relationships and brand loyalty, increase revenue, and reduce costs. We serve clients in verticals such as healthcare, retail, communication services, and technology with omnichannel programs that include voice, chat, and self-service. We meet client needs through our scalable, global network of home-based employees and secure, proprietary, cloud-based platforms. With our fully distributed team, we are able to flex staffing levels and skill sets to address client requirements, offering business process continuity. We custom-profile customer care professionals (called “experts”) who meet the requirements for the work-from-home environment and for specific client criteria related to industry experience, skill set, etc.

We offer fully-managed premium technical support programs to our enterprise clients that are upsold to the clients’ end customers. These tailored programs can be bundled with complementary services or offered on a stand-alone basis as a subscription or one-time purchase. These tech support programs help clients drive incremental revenue, reduce costs, and increase customer satisfaction.

Basis of Presentation

The consolidated financial statements include the accounts of Support.com and its wholly-owned foreign subsidiaries. All intercompany transactions and balances have been eliminated.

Re-issuance of Financial Statements

The financial statements have been reissued to revise the segment information disclosure in Note 1, to identify and breakout the significant customers and respective percentages of revenue.

Impact of Disease Outbreak

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic.” First identified in late 2019 and known now as COVID-19, the outbreak has impacted millions of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations. During 2020 and as of the financial statement date of issuance, our operations have not been significantly impacted; however, we continue to monitor the situation. With respect to the pandemic, no impairments were recorded as of the balance sheet date as no triggering events or changes in circumstances had occurred as of December 31, 2020; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while our results of operations, cash flows and financial condition have not been significantly impacted to date, they could be negatively impacted in the future. The extent of the impact, if any, cannot be reasonably estimated at this time.

Foreign Currency Translation

The functional currency of our foreign subsidiaries is generally the local currency. Assets and liabilities of our wholly owned foreign subsidiaries are translated from their respective functional currencies at exchange rates in effect at the balance sheet date, and revenues and expenses are translated at average exchange rates prevailing during the year. Any material resulting translation adjustments are reflected as a separate component of stockholders’ equity in accumulated other comprehensive income. Realized foreign currency transaction gains (losses) were not material during the years ended December 31, 2020 and 2019.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting estimates that require management’s most significant, difficult and subjective judgments include accounting for revenue recognition, assumptions used to estimate self-insurance accruals, the valuation and recognition of investments, the assessment of recoverability of intangible assets and their estimated useful lives, the valuations and recognition of stock-based compensation and the recognition and measurement of current and deferred income tax assets and liabilities. Actual results could differ materially from these estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash equivalents, investments and trade accounts receivable. Periodically throughout the year, we have maintained balances in various operating accounts in excess of federally insured limits. Our investment portfolio consists of investment grade securities. Except for obligations of the United States government and securities issued by agencies of the United States government, we diversify our investments by limiting our holdings with any individual issuer. We are exposed to credit risks in the event of default by the issuers to the extent of the amount recorded on the consolidated balance sheets. The credit risk in our trade accounts receivable is substantially mitigated by our evaluation of the customers’ financial conditions at the time we enter into business and reasonably short payment terms.

Cash, Cash Equivalents and Investments

All liquid instruments with an original maturity at the date of purchase of 90 days or less are classified as cash equivalents. Cash equivalents and short-term investments consist primarily of money market funds, certificates of deposit, commercial paper, corporate and municipal bonds. Our interest income on cash, cash equivalents and investments is recorded monthly and reported as interest income and other in our consolidated statements of operations.

Our cash equivalents and short-term investments are classified as investments and are reported at fair value with unrealized gains/losses included in accumulated other comprehensive loss within stockholders’ equity on the consolidated balance sheets and in the consolidated statements of comprehensive income. We view this investment portfolio as available for use in our current operations, and therefore we present our marketable securities as short-term assets.

We monitor our investments for impairment on a quarterly basis and determine whether a decline in fair value is other-than-temporary by considering factors such as current economic and market conditions, the credit rating of the security’s issuer, the length of time an investment’s fair value has been below our carrying value, our intent to sell the security and our belief that we will not be required to sell the security before the recovery of its amortized cost. If an investment’s decline in fair value is deemed to be other-than-temporary, we reduce its carrying value to its estimated fair value, as determined based on quoted market prices or liquidation values. Declines in value judged to be other-than-temporary, if any, are recorded in operations as incurred. At December 31, 2020, we evaluated unrealized losses on security investments and determined them to be temporary. We currently do not intend to sell securities with unrealized losses, and we concluded that we will not be required to sell these securities before the recovery of their amortized cost basis.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Cash, Cash Equivalents and Investments (Continued)

At December 31, 2020 and 2019, the estimated fair value of cash, cash equivalents and investments was $30.0 million and $26.4 million, respectively. At December 31, 2020 and 2019, the amount of our foreign subsidiary cash, cash equivalents and investments was $4.3 million and $4.2 million, respectively. The following is a summary of cash, cash equivalents and investments at December 31, 2020 and 2019 (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of December 31, 2020
Cash	$10,918	$—	$—	$10,918
Money market funds	1,258	—	—	1,258
Certificates of deposit	492	—	—	492
Commercial paper	3,274	—	(1)	3,273
Corporate notes and bonds	9,423	4	—	9,427
U.S. government treasury	4,599	—	—	4,599

	$29,964	$4	$(1)	$29,967

Classified as:
Cash and cash equivalents	$13,526	$—	$—	$13,526
Short-term investments	16,438	4	(1)	16,441

	$29,964	$4	$(1)	$29,967

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of December 31, 2019
Cash	$7,814	$—	$—	$7,814
Money market funds	1,137	—	—	1,137
Certificates of deposit	475	—	—	475
Commercial paper	6,912	—	(1)	6,911
Corporate notes and bonds	7,922	15	(4)	7,933
U.S. government agency securities	2,145	—	(1)	2,144

	$26,405	$15	$(6)	$26,414

Classified as:
Cash and cash equivalents	$10,087	$—	$—	$10,087
Short-term investments	16,318	15	(6)	16,327

	$26,405	$15	$(6)	$26,414

The following table summarizes the estimated fair value of our marketable securities classified by the stated maturity date of the security (in thousands):

	December 31,
	2020	2019
Due within one year	$13,248	$12,754
Due within two years	3,193	3,573

	$16,441	$16,327

We determined that the gross unrealized losses on our security investments as of December 31, 2020 are temporary in nature. The fair value of our security investments at December 31, 2020 and 2019 reflects net unrealized gains of $3,000 and $9,000, respectively. There were net realized gains of $1,000 and $2,000 on security investments in the years ended December 31, 2020 and 2019, respectively. The cost of securities sold is based on the specific identification method.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Cash, Cash Equivalents and Investments (Continued)

The following table sets forth the unrealized gains/losses for security investments as of December 31, 2020 and 2019 (in thousands):

As of December 31, 2020	In Gain Position Less Than 12 Months		In Loss Position More Than 12 Months		Total in Gain Position
Description	Fair Value	Unrealized Gain	Fair Value	Unrealized Loss	Fair Value	Unrealized Gain
Certificates of deposit	$492	$—	$—	$—	$492	$—
Corporate notes and bonds	9,502	5	3,195	(2)	12,697	3
U.S. government agency securities	4,599	—	—	—	4,599	—

Total	$14,593	$6	$3,195	$(2)	$17,788	$3

As of December 31, 2019	In Gain Position Less Than 12 Months		In Loss Position More Than 12 Months		Total in Gain Position
Description	Fair Value	Unrealized Gain	Fair Value	Unrealized Loss	Fair Value	Unrealized Gain
Certificates of deposit	$475	$—	$—	$—	$475	$—
Corporate notes and bonds	10,120	15	4,714	(5)	14,834	10
U.S. government agency securities	2,145	(1)	—	—	2,145	(1)

Total	$12,740	$14	$4,714	$(5)	$17,454	$9

Trade Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount. We perform evaluations of our customers’ financial condition and generally do not require collateral. We make judgments as to our ability to collect outstanding receivables and provide allowances for a portion of receivables when collection becomes doubtful. Our allowances are made based on a specific review of all significant outstanding invoices. For those invoices not specifically provided for, allowances are recorded at differing rates, based on the age of the receivable. In determining these rates, we analyze our historical collection experience and current payment trends. The determination of past-due accounts is based on contractual terms.

The following table summarizes the allowance for doubtful accounts as of December 31, 2020 and 2019 (in thousands):

Amount
Balance, December 31, 2018	$13
Provision for doubtful accounts	40
Accounts written off	(25)

Balance, December 31, 2019	28

Provision for doubtful accounts	37
Accounts written off	(61)

Balance, December 31, 2020	$4

As of December 31, 2020 and 2019, our two largest customers accounted for approximately 90% and 92% of our total accounts receivable, respectively. No other customers accounted for 10% or more of our total accounts receivable as of December 31, 2020 and 2019.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization which is determined using the straight-line method over the estimated useful lives of two to five years for computer equipment and software, three years for furniture and fixtures, and the shorter of the estimated useful lives or the lease term for leasehold improvements. Repairs and maintenance costs are expensed as they are incurred.

Intangible Assets

In December 2006, we acquired the use of a toll-free telephone number for cash consideration of $250,000. This asset had an indefinite useful life. The intangible asset is tested for impairment annually or more often if events or changes in circumstances indicate that the carrying value may not be recoverable. During the year ended December 31, 2020, we determined this indefinite-lived intangible asset was fully impaired, and we recognized a non-cash impairment loss as an operating expense in our consolidated statement of operations.

Long-Lived Assets

We assess long-lived assets, which includes property and equipment and identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. If our estimates regarding future cash flows derived from such assets were to change, we may record an impairment charge to the value of these assets. Such impairment loss would be measured as the difference between the carrying amount of the asset and its fair value.

Leases

We account for leases in accordance with Accounting Standards Codification (“ASC”) 842. We recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the consolidated balance sheets and provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and short- and long-term lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The implicit rate is used when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We account for the lease and non-lease components as a single lease component.

We have entered into various non-cancelable operating lease agreements for certain offices and certain equipment. The Louisville, Colorado and Sunnyvale, California office leases were both renewed during the year ended December 31, 2020, and will expire on April 30, 2021 and March 31, 2021, respectively.

Revenue Recognition

Disaggregation of Revenue

We generate revenue from the sale of services and sale of software fees for end-user software products provided through direct customer downloads and through the sale of these end-user software products via partners. Revenue is

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

disaggregated by type as presented in the consolidated statements of operations and is consistent with how we evaluate our financial performance.

Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when, or as, we satisfy a performance obligation.

Services Revenue

Services revenue is primarily comprised of fees for customer support and technology support services. Our service programs are designed for enterprise clients, as well as the consumer and small and medium business (“SMB”) markets, and include customer service, sales support, and technical support, including computer and mobile device set-up, security and support, virus and malware removal, wireless network set-up, and automation system onboarding and support.

We offer customer support, technical support, and technology services to large corporations, consumers and SMBs, directly and through our partners (which include communications providers, retailers, technology companies and others) and, to a lesser degree, directly through our website at www.support.com. We transact with customers via reseller programs, referral programs and direct transactions. In reseller programs, the partner generally executes the financial transactions with the customer and pays a fee to us which we recognize as revenue when the service is delivered. In referral programs, we transact with the customer directly and pay a referral fee to the referring party. In direct transactions, we sell directly to the customer at the retail price.

The services described above include four types of offerings:

•

Hourly-Based Services—In connection with the provisions of certain services programs, fees are calculated based on contracted hourly rates with partners. For these programs, we recognize revenue as services are performed, based on billable hours of work delivered by our technology experts. These service programs also include performance standards, which may result in incentives or penalties, which are recognized as earned or incurred.

•

Tier-Based Services—In connection with the provisions of certain services programs, fees are calculated on partner subscription tiers based on number of subscribers. For these programs, we recognize revenue as services are performed, and are billed based on the tier level of number of subscribers supported by our experts.

•

Subscriptions—Customers purchase subscriptions or “service plans” under which certain services are provided over a fixed subscription period. Revenues for subscriptions are recognized ratably over the respective subscription periods.

•

Incident-Based Services—Customers purchase a discrete, one-time service. Revenue recognition occurs at the time of service delivery. Fees paid for services sold but not yet delivered are recorded as deferred revenue and recognized at the time of service delivery.

In certain cases, we are paid for services that are sold but not yet delivered. We initially record such balances as deferred revenue, and recognize revenue when the service has been provided or, on the non-subscription portion of

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

these balances, when the likelihood of the service being redeemed by the customer is remote (“services breakage”). Based on our historical redemption patterns for these relationships, we believe that the likelihood of a service being delivered more than 90 days after sale is remote. We therefore recognize non-subscription deferred revenue balances older than 90 days as services revenue. For the years ended December 31, 2020 and 2019, services breakage revenue accounted for less than 1% of total services revenue.

The following table represents deferred revenue activity for the years ended December 31, 2020 and 2019 (in thousands):

Amount
Balance, December 31, 2018	$1,135
Deferred revenue	1,887
Recognition of unearned revenue	(1,829)

Balance, December 31, 2019	1,193

Deferred revenue	1,243
Recognition of unearned revenue	(1,555)

Balance, December 31, 2020	$881

Partners are generally invoiced monthly. Fees from customers via referral programs and direct transactions are generally paid with a credit card at the time of sale. Revenue is recognized net of any applicable sales tax.

Services revenue also includes fees from licensing of Support.com cloud-based software. In such arrangements, customers receive a right to use our Support.com Cloud applications in their own support organizations. We license our cloud-based software using a software-as-a-service (“SaaS”) model under which customers cannot take possession of the technology and pay us on a per-user or usage basis during the term of the arrangement. In addition, services revenue includes fees from implementation services of our cloud-based software. Currently, revenues from implementation services are recognized ratably over the customer life, which is estimated as the term of the arrangement once the Support.com Cloud services are made available to customers. We generally charge for these services on a time and material basis. For the years ended December 31, 2020 and 2019, revenue from implementation services was not material.

Software and Other Revenue

Software and other revenue is comprised primarily of fees for end-user software products provided through direct customer downloads and through the sale of these end-user software products via partners. Our software is sold to customers primarily on an annual subscription with automatic renewal. We provide regular, significant upgrades over the subscription period and therefore recognize revenue for these products ratably over the subscription period. Management has determined that these upgrades are not distinct, as the upgrades are an input into a combined output. In addition, management has determined that the frequency and timing of the software upgrades are unpredictable and therefore we recognize revenue consistent with the sale of the subscription. We generally control fulfillment, pricing, product requirements, and collection risk and therefore we record the gross amount of revenue. We provide a 30-day money back guarantee for the majority of our end-user software products.

We provide a limited amount of free technical support to customers. Since the cost of providing this free technical support is insignificant and free product enhancements are minimal and infrequent, we do not defer the recognition of revenue associated with sales of these products.

Other revenue consists primarily of revenue generated through partners advertising to our customer base in various forms, including toolbar advertising, email marketing, and free trial offers. We recognize other revenue in the period in which control transfers to our partners.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Engineering and IT Costs

Engineering and IT expenditures are charged to operations as they are incurred.

Software Development Costs

We expense software development costs before technological feasibility is reached. Based on our product development process, technological feasibility is established on the completion of a working model. We determined that technological feasibility is reached shortly before the product is ready for general release and therefore capitalized development costs incurred are immaterial during the periods presented.

Purchased Technology for Internal Use

We capitalize costs related to software that we license and incorporate into our product and service offerings or develop for internal use.

Advertising Costs

Advertising costs are recorded as sales and marketing expense in the period in which they are incurred. Advertising expense was $0.2 million and $24,000 for the years ended December 31, 2020 and 2019, respectively.

Earnings Per Share

Basic earnings per share is computed using our net income and the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed using our net income and the weighted average number of common shares outstanding, including the effect of the potential issuance of common stock such as stock issuable pursuant to the exercise of stock options and warrants and vesting of RSUs using the treasury stock method when dilutive.

The following table sets forth the computation of basic and diluted net earnings per share (in thousands, except per share amounts):

	Years Ended December 31,
	2020	2019
Net income	$446	$3,846

Basic:
Weighted-average common shares outstanding	19,192	18,977

Basic earnings per share	$0.02	$0.20

Diluted
Weighted-average common shares outstanding	19,192	18,977
Effect of dilutive securities:
Stock options and restricted stock units	177	49

Diluted weighted-average commons shares outstanding	19,369	19,026

Diluted earnings per share	$0.02	$0.20

Accumulated Other Comprehensive Income

The components of accumulated other comprehensive loss relate entirely to accumulated foreign currency translation gain (losses) associated with our foreign subsidiaries and unrealized gains (losses) on investments.

Realized gains/losses on investments reclassified from accumulated other comprehensive loss are reported as interest income and other, net in our consolidated statements of operations.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Accumulated Other Comprehensive Income (Continued)

The amounts noted in the consolidated statements of comprehensive income are shown before taking into account the related income tax impact. The income tax effect allocated to each component of other comprehensive income for each of the periods presented is not material.

Stock-Based Compensation

We apply the provisions of Accounting Standards Codification (“ASC”) 718, Compensation – Stock Compensation, which requires the measurement and recognition of compensation expense for all stock-based payment awards, including grants of restricted stock units (“RSUs”) and options to purchase stock, made to employees and directors based on estimated fair values.

In accordance with ASC 718, Compensation – Stock Compensation, we recognize stock-based compensation by measuring the cost of services to be rendered based on the grant date fair value of the equity award. We recognize stock-based compensation over the period an employee is required to provide service in exchange for the award, generally referred to as the requisite service period. For awards with market-based performance conditions, the cost of the awards is recognized as the requisite service is rendered by employees, regardless of when, if ever, the market-based performance conditions are satisfied.

The Black-Scholes option pricing model is used to estimate the fair value of service-based stock options and shares purchased under our Employee Stock Purchase Plan (“ESPP”). The determination of the fair value of options is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We use historical data for estimating the expected volatility. For certain stock options awards, we use historical data for estimating the expected life of stock options and for others, we use the simplified method for estimating the expected life. The simplified method was used during 2020 for “plain vanilla” (as defined by the SEC) stock option awards. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected terms of the stock options.

The Monte-Carlo simulation model is used to estimate fair value of market-based performance stock options. The Monte-Carlo simulation model calculates multiple potential outcomes for an award and establishes a fair value based on the most likely outcome. Key assumptions for the Monte-Carlo simulation model include the risk-free rate, expected volatility, expected dividends and the correlation coefficient.

The fair value of restricted stock grants is based on the closing market price of our stock on the date of grant less the expected dividend yield.

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets, if it is more likely than not, that such assets will not be realized. Our deferred tax asset and related valuation allowance decreased by $2.6 million to $43 million. As the deferred tax asset is fully allowed for, this change had no impact on our financial position or results of operations.

Warranties and Indemnifications

We generally provide a refund period on sales, during which refunds may be granted to consumers under certain circumstances. During the years ended December 31, 2020 and 2019, any refunds granted to consumers were immaterial to the financial statements.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value according to ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table represents our fair value hierarchy for our financial assets (cash equivalents and investments) measured at fair value on a recurring basis as of December 31, 2020 and 2019 (in thousands):

	Level 1	Level 2	Level 3	Total
As of December 31, 2020
Money market funds	$1,258	$—	$—	$1,258
Certificates of deposit	—	492	—	492
Commercial paper	—	3,273	—	3,273
Corporate notes and bonds	—	9,427	—	9,427
U.S. government agency securities	—	4,599	—	4,599

Total	$1,258	$17,791	$—	$19,049

	Level 1	Level 2	Level 3	Total
As of December 31, 2019
Money market funds	$1,137	$—	$—	$1,137
Certificates of deposit	—	475	—	475
Commercial paper	—	6,911	—	6,911
Corporate notes and bonds	—	7,933	—	7,933
U.S. government agency securities	—	2,144	—	2,144

Total	$1,137	$17,463	$—	$18,600

For short-term investments, measured at fair value using Level 2 inputs, we review trading activity and pricing for these investments as of the measurement date. When sufficient quoted pricing for identical securities is not available, we use market pricing and other observable market inputs for similar securities obtained from various third-party data providers. These inputs either represent quoted prices for similar assets in active markets or have been derived from observable market data. Our policy is that the end of our quarterly reporting period determines when transfers of financial instruments between levels are recognized. No transfers were made between level 1, level 2 and level 3 for the years ended December 31, 2020 and 2019.

Segment Information

We report our operations as a single operating segment and has a single reporting unit. Our Chief Operating Decision Maker (“CODM”), our Chief Executive Officer, manages our operations on a consolidated basis for purposes of

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Segment Information (Continued)

allocating resources. When evaluating performance and allocating resources, the CODM reviews financial information presented on a consolidated basis.

Revenue from customers located outside the United States was immaterial for the years ended December 31, 2020 and 2019.

For the years ended December 31, 2020 and 2019, our largest customer accounted for 44% and 63% of our total revenue, respectively. For the years ended December 31, 2020 and 2019, our second largest customer accounted for 43% and 25% of our total revenue, respectively. There were no other customers that accounted for 10% or more of our total revenue in any of the periods presented.

Long-lived assets are attributed to the geographic location in which they are located. We include in long-lived assets all tangible assets. Long-lived assets by geographic areas are as follows (in thousands):

	December 31,
	2020	2019
United States	$1,110	$532
Philippines	4	1
India	1	—

Total	$1,115	$533

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In August 2018, the FASB issued Accounting Standard Update (“ASU”) No. 2018-13, Changes to Disclosure Requirements for Fair Value Measurements (Topic 820) (ASU 2018-13), which improved the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements. We adopted the new standard effective January 1, 2020 and the standard did not have an impact on the consolidated financial statements.

New Accounting Standards to be adopted in Future Periods

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective in the first quarter of 2021 on a prospective basis, and early adoption is permitted. We do not expect the new standard to have a material impact on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The standard’s main goal is to improve financial reporting by requiring earlier recognition of credit losses on financing receivables and other financial assets in scope. The effective date for all public companies, except smaller reporting companies, is fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The effective date for all other entities is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. We do not expect the new standard to have a material impact on the consolidated financial statements.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and consist of the following as of December 31, 2020 and 2019 (in thousands):

	December 31,
	2020	2019
Computer equipment and software	$8,114	$7,233
Furniture and office equipment	140	142
Leasehold improvements	348	348
Construction in progress	50	32
Accumulated depreciation	(7,537)	(7,222)

Total property and equipment, net	$1,115	$533

Depreciation expense was $0.3 million and $0.3 million for the years ended December 31, 2020 and 2019, respectively.

Note 3. Commitments and Contingencies

Legal contingencies

Federal Trade Commission Consent Order. As previously disclosed, on December 20, 2016 the Federal Trade Commission (“FTC”) issued a confidential Civil Investigative Demand, or CID, requiring us to produce certain documents and materials and to answer certain interrogatories relating to PC Healthcheck, an obsolete software program that we developed on behalf of a third party for their use with their customers. The investigation relates to us providing software like PC Healthcheck to third parties for their use prior to December 31, 2016, when we were under management of the previous board and executive team. Since issuing the CID, the FTC has sought additional written and testimonial evidence. We have cooperated fully with the FTC’s investigation and provided all requested information. In addition, we have not used PC Healthcheck nor provided it to any customers since December 2016.

On March 9, 2018, the FTC notified us that it was willing to engage in settlement discussions. On November 6, 2018, Support.com and the FTC entered into a proposed Stipulation to Entry of Order for Permanent Injunction and Monetary Judgment (the “Consent Order”). The Consent Order was approved by the Commission on March 26, 2019 and entered by the U.S. District Court for the Southern District of Florida on March 29, 2019. Entry of the Consent Order by the Court resolved the FTC’s multi-year investigation of Support.com.

Pursuant to the Consent Order, under which we neither admitted nor denied the FTC’s allegations (except as to the Court having jurisdiction over the matter), the FTC agreed to accept a payment of $10 million in settlement of the matter, subject to the factual accuracy of the information we provided as part of our financial representations. The $10 million payment was made on April 1, 2019 and was recognized in operating expenses within our consolidated statements of operations for the year ended December 31, 2018.

Additionally, pursuant to the Consent Order, we agreed to implement certain new procedures and enhance certain existing procedures. For example, the Consent Order necessitates that we cooperate with representatives of the Commission on associated investigations if needed; imposes requirements on Support.com regarding obtaining acknowledgements of the Consent Order and compliance certification, including record creation and maintenance; and prohibits us from making misrepresentations and misleading claims or providing the means for others to make such claims regarding, among other things, detection of security or performance issues on consumer’s Electronic Devices. Electronic Devices include, but are not limited to, cell phones, tablets and computers. We continue to monitor the impact of the Consent Order regularly. If we are unable to comply with the Consent Order, then this could result in a material and adverse impact to the results of operations and financial condition.

Verizon Media. As previously disclosed, on March 22, 2010, the Company and AOL Fulfillment Services, who now does business as Verizon Media (“Verizon Media”), entered into a Fulfillment Services Promotion and Marketing Agreement (“Agreement”). The Agreement related to the development and sale of certain products and services. The Company sold software products to Verizon Media pursuant to the terms of the Agreement under two programs –

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Commitments and Contingencies (Continued)

Legal contingencies (Continued)

SUPERAntiSpyware and Computer Check-Up. Verizon Media offered these software products to its end-customers. On May 24, 2019, the Company received a letter from Verizon Media providing notice that it wished to terminate the Agreement and work with the Company to wind-down all remaining subscriptions for both programs. The Company has wound-down all services under the Computer Check-Up program and the SUPERAntiSpyware program. In connection with the termination of the Computer Check-Up program, Verizon Media requested that the Company fund rebates to its end-customers who elect to accept a refund offer from Verizon Media. Although the Company made no agreement to fund such a program, Verizon Media commenced its rebate program.

On November 15, 2019, the Company received a letter from Verizon Media informing the Company that, to date, Verizon Media has issued rebates totaling $2.6 million and requesting reimbursement of this amount from the Company (the “Dispute”). Subsequently, the parties entered into negotiations toward a settlement of any potential claims, which culminated in the execution of a Confidential Settlement and Release Agreement dated September 29, 2020, pursuant to which the Company issued a one-time payment to Verizon Media in exchange for a full and complete release from any claims related to or arising out of the Dispute. The Company admitted no liability and incurred no financial impact from the settlement, as the payment was funded by the Company’s insurance carrier.

Other Matters

We have received and may in the future receive additional requests for information, including subpoenas, from other governmental agencies relating to the subject matter of the Consent Order and the Civil Investigative Demands described above. We intend to cooperate with these information requests and is not aware of any other legal proceedings against us by governmental authorities at this time.

We are also subject to other routine legal proceedings, as well as demands, claims and threatened litigation, that arise in the normal course of business, potentially including assertions that we may be infringing patents or other intellectual property rights of others. We currently do not believe that the ultimate amount of liability, if any, for any pending claims of any type (alone or combined) will materially affect our financial position, results of operations or cash flows. The ultimate outcome of any litigation is uncertain; however, any unfavorable outcomes could have a material negative impact on our financial condition and operating results. Regardless of outcome, litigation can have an adverse impact on us because of defense costs, negative publicity, diversion of management resources and other factors.

Note 4. Other Accrued and Other Long-Term Liabilities

Other accrued liabilities consist of the following (in thousands):

	December 31,
	2020	2019
Accrued expenses	$369	$536
Self-insurance accruals	270	404
Payroll tax deferral	240	—

Total other accrued liabilities	$879	$940

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Other Accrued and Other Long-Term Liabilities (Continued)

Other long-term liabilities consist of the following (in thousands):

	December 31,
	2020	2019
Deferred tax liability, net	443	428
Long-term income tax payable	223	355
Payroll tax deferral	240	—
Other long-term liabilities	5	9

Total other long-term liabilities	$911	$792

Note 5. Stockholders’ Equity

During the year ended December 31, 2020, 0.1 million shares of common stock were issued as a result of the exercise of stock options. During the year ended December 31, 2019, no shares of common stock were issued as a result of the exercise of stock options.

During the year ended December 31, 2020, 0.2 million shares of common stock were issued as a result of RSU releases. During the year ended December 31, 2019, 0.1 million shares of common stock were issued as a result of RSU releases.

During the year ended December 31, 2020, 44,000 shares of common stock were issued under the ESPP. During the year ended December 30, 2019, 26,000 shares of common stock were issued under the ESPP.

Stock Repurchase Program

On April 27, 2005, our Board of Directors (“Board”) authorized the repurchase of up to 666,666 outstanding shares of our common stock. As of September 30, 2020, the maximum number of shares remaining that can be repurchased under this program was 602,467. No shares were repurchased during the year ended December 31, 2020. We do not intend to repurchase shares without further approval from the Board.

2019 Cash Dividend

As a part of the board of directors’ ongoing capital allocation review, on December 6, 2019 the board of directors authorized and declared a special cash distribution of $1.00 per share on each outstanding share of our common stock. The record date for this distribution was December 17, 2019 and the payment date was December 26, 2019. Accordingly, we paid $19.1 million to shareholders on December 26, 2019. In connection with the special cash distribution of $1.00 per share, the exercise price on all outstanding options as of December 27, 2019 was reduced by $1.00 as permitted under the 2010 and 2014 Plans which includes an anti-dilution feature designed to equalize the fair value of options as a result of a transaction such as this special distribution. This adjustment did not affect the fair value, vesting conditions or classification of the outstanding options.

Stockholder Rights Agreement and Tax Benefits Preservation Plan

Our board adopted a Section 382 Tax Benefits Preservation Plan in an effort to diminish the risk that our ability to utilize net operating loss carryovers (collectively, the “NOLs”) to reduce potential future federal income tax obligations may become substantially limited. Our stockholders approved the Section 382 Tax Benefits Preservation Plan at our annual meeting of stockholders held on June 5, 2020. Under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder by the U.S. Treasury Department, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. However, if we experience an “ownership change,” within the meaning of Section 382 of the Code (“Section 382”), our ability to utilize the NOLs may be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Stockholders’ Equity (Continued)

Stockholder Rights Agreement and Tax Benefits Preservation Plan (Continued)

therefore significantly impair the value of those assets. Section 382 and the Treasury regulations thereunder make our commercial risk from a Section 382 limitation triggering event particularly acute given the relative size of current cash on hand to market capitalization. As applied to our current cash position and current market capitalization, if we were to experience an ownership change, it would be subject to Section 382’s “non-business asset” limitation, which would result in permanently losing all $145.6 million of our NOLs.

The Section 382 Tax Benefits Preservation Plan is intended to act as a deterrent to any person or group acquiring beneficial ownership of 4.99% or more of the outstanding Common Stock without the approval of the board (such person, an “Acquiring Person”). A person who acquires, without the approval of the board, beneficial ownership (other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders) of 4.99% or more of the outstanding common stock (including any ownership interest held by that person’s Affiliates and Associates as defined under the Section 382 Tax Benefits Preservation Plan) could be subject to significant dilution. Stockholders who beneficially own 4.99% or more of the outstanding common stock prior to the first public announcement by the Company of the board’s adoption of the Section 382 Tax Benefits Preservation Plan will not trigger the Section 382 Tax Benefits Preservation Plan so long as they do not acquire beneficial ownership of additional shares of the Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) at a time when they still beneficially own 4.99% or more of such stock. In addition, the board retains the sole discretion to exempt any person or group from the penalties imposed by the Section 382 Tax Benefits Preservation Plan.

In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, and subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, a number of shares of the Common Stock having a market value of two times the Purchase Price.

Note 6. Stock-Based Compensation

Equity Compensation Plan

We adopted the amended and restated 2010 Equity and Performance Incentive Plan (the “2010 Plan”), effective as of May 19, 2010. Under the 2010 Plan, the number of shares of Common Stock that may be issued will not exceed in the aggregate 1,666,666 shares of Common Stock plus the number of shares of common stock relating to prior awards under the 2000 Omnibus Equity Incentive Plan that expire, are forfeited or are cancelled after the adoption of the 2010 Plan, subject to adjustment as provided in the 2010 Plan. Pursuant to approval from our shareholders, the number of shares of common stock that may be issued under the 2010 Plan was increased by 750,000 shares of common stock in May 2013 and 333,333 shares in June 2016. No grants will be made under the 2010 Plan after the tenth anniversary of its effective date. At the 2020 Annual Meeting, our stockholders approved the amendment and restatement of the 2010 Plan (such plan, after the amendment and restatement is now the Third Amended and Restated 2010 Equity and Performance Incentive Plan, referred to herein as the “Restated Plan”). The purpose of amending the 2010 Plan was (i) to increase the number of shares of common stock available for issuance under the Restated Plan by 2,000,000 shares, (ii) to extend the term of the 2010 Plan, which otherwise would have expired on May 19, 2020, so that the Restated Plan will continue until terminated by the Board in its discretion, and (iii) to eliminate obsolete provisions while adding other provisions consistent with certain compensation and governance best practices. As of December 31, 2020, approximately 4.0 million shares remain available for grant under the Restated Plan.

We adopted the 2014 Inducement Award Plan (the “Inducement Plan”), effective as of May 13, 2014. Under the Inducement Plan, the number of shares of common stock that may be issued will not exceed in the aggregate 666,666 shares of common stock. As of December 31, 2020, approximately 0.2 million shares remain available for grant under the Inducement Plan.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Stock-Based Compensation (Continued)

Employee Stock Purchase Plan

Effective May 15, 2011, our Board and stockholders approved an ESPP and reserved 333,333 shares of our common stock for issuance. The ESPP was established to advance our interests and our stockholders’ interests by providing an incentive to attract, retain and reward eligible employees and by motivating such persons to contribute to our growth and profitability. At the 2020 Annual Meeting of stockholders, our stockholders approved a proposal amending and restating the 2011 ESPP to (i) increase the maximum number of shares of common stock available for future issuance under the ESPP by 1,000,000 shares, (ii) extend the term, which otherwise would have expired on May 15, 2021, so that the ESPP will continue until terminated by the Board in its discretion, and (iii) make certain other administrative changes.

The ESPP consists of six-month offering periods during which employees may enroll in the plan. Shares of common stock may be purchased under the ESPP at a price established by the Compensation Committee of the Board of Directors, provided that the price may not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of a share of stock on the offering date of the offering period or (b) the fair market value of a share of stock on the purchase date. As of December 31, 2020, approximately 1.1 million shares remain available for issuance under the ESPP.

Stock-Based Compensation

We recorded the following stock-based compensation expense of $0.6 million and $0.3 million, respectively, for the fiscal years ended December 31, 2020 and 2019 as follows (in thousands):

	Years Ended December 31,
	2020	2019
Stock-based compensation expense related to grants of:
Stock options	$224	$130
RSU	374	155
ESPP	36	19

Total	$634	$304

Stock-based compensation expense recognized in:
Cost of service	$28	$40
Engineering and IT	25	25
Sales and marketing	38	38
General and administrative	543	201

Total	$634	$304

The fair value of our stock-based awards was estimated using the following weighted average assumptions for the years ended December 31, 2020 and 2019:

	2010 Plan/Restated Plan		Employee Stock Purchase Plan
	2020	2019	2020	2019
Risk-free interest rate	0.4%	1.7%	0.2%	2.0%
Expected term (in years)	6.1	3.1	0.5	0.5
Volatility	42.5%	35.6%	74.4%	42.4%
Expected dividend	0.0%	0.0%	0.0%	0.0%
Weighted-average grant date fair value	$0.55	$0.52	$0.34	$0.43

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Stock-Based Compensation (Continued)

Stock Options

The following tables represent stock option activity for the years ended December 31, 2020 and 2019:

	Number of shares	Weighted- average exercise price per share	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in thousands)
Outstanding at December 31, 2018	803	$2.89	8.43	$54
Granted	90	0.94
Exercised	—	—
Forfeited	(77)	1.97

Outstanding at December 31, 2019	816	$1.77	7.49	$16

Granted	2,394	1.56
Exercised	(147)	1.30		116
Forfeited	(434)	1.58

Outstanding at December 31, 2020	2,629	$1.64	8.79	$1,605

Exercisable at December 31, 2020	724	$1.74	6.77	$468

A summary of additional information related to the options outstanding as of December 31, 2020 under the 2010 and 2014 Plans are as follows:

Plan	Option plans ranges of exercise prices	Number of outstanding options	Weighted- average remaining contractual life	Weighted- average exercise price
2010 Plan/Restated Plan	$1.29 – $16.67	2,029,176	8.61	$1.86
Inducement Plan	$0.56 – $16.67	600,000	9.37	$1.33

		2,629,176

As of December 31, 2020, $1.1 million of unrecognized compensation cost related to existing options was outstanding, which is expected to be recognized over a weighted average period of 3.0 years.

Restricted Stock Units

The following table represents RSU activity for the years ended December 31, 2020 and 2019:

	Number of shares	Weighted- average exercise price per share	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in thousands)
Outstanding at December 31, 2018	96	$2.78	0.60	$227
Granted	243	1.39
Vested	(73)	2.06
Forfeited	(17)	2.75

Outstanding at December 31, 2019	249	$1.62	0.60	$271

Granted	127	1.97
Vested	(245)	1.57
Forfeited	—	—

Outstanding at December 31, 2020	131	$2.05	0.70	$287

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Stock-Based Compensation (Continued)

Restricted Stock Units (Continued)

As of December 31, 2020, $0.2 million of unrecognized compensation cost related to RSUs was outstanding, which is expected to be recognized within one year.

Note 7. Income Taxes

The components of our income before income taxes are as follows (in thousands):

	Years Ended December 31,
	2020	2019
United States	$50	$3,634
Foreign	498	366

Total	$548	$4,000

The provision for income taxes from continuing operations consisted of the following (in thousands):

	Years Ended December 31,
	2020	2019
Current:
Federal	$—	$—
State	9	16
Foreign	45	118

Total current	$54	$134

Deferred:
Federal	$—	$—
State	—	—
Foreign	48	20

Total deferred	$48	$20

Provision for income taxes	$102	$154

The reconciliation of the Federal statutory income tax rate to our effective income tax rate is as follows (in thousands):

	Years Ended December 31,
	2020	2019
Provision of Federal statutory rate	$115	$835
State taxes	9	16
Permanent differences/other	1,825	(13)
Stock-based compensation	(23)	23
Federal valuation allowance used	(1,824)	(707)

Provision for income taxes	$102	$154

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Income Taxes (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows (in thousands):

	Years Ended December 31,
	2020	2019
Deferred tax assets
Fixed assets	$13	$78
Accruals and reserves	122	92
Stock options	247	197
Net operating loss carryforwards	36,608	38,335
Federal and state credits	3,227	3,461
Foreign credits	163	159
Intangible assets	1,497	1,789
Research and development expense	1,487	1,858

Gross deferred tax assets	43,364	45,969
Valuation allowance	(43,238)	(45,846)

Total deferred tax assets	126	123

Deferred tax liabilities (1)	(569)	(551)

Net deferred liabilities	$(443)	$(428)

(1)

Of this amount, $554,000 relates to the Indian subsidiaries unremitted earnings deferred tax liability. The net deferred income tax liabilities are recorded in other long-term liabilities in the accompanying balance sheet.

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Based on management’s review of both the positive and negative evidence, which includes our historical operating performance, reported cumulative net losses since inception and difficulty in accurately forecasting results, we have concluded that it is not more likely than not that we will be able to realize all of our U.S. deferred tax assets. Therefore, we have provided a full valuation allowance against U.S. deferred tax assets.

Based on management’s review of both positive and negative evidence, which includes the historical operating performance of our Canadian subsidiary, we have concluded that it is more likely than not that we will be able to realize a portion of the Canadian deferred tax assets. Therefore, we have a partial valuation allowance on Canadian deferred tax assets. There is no valuation allowance against our Indian deferred tax assets. We reassess the need for a valuation allowance on a quarterly basis.

Based on management’s review discussed above, the realization of deferred tax assets is dependent on improvements over present levels of pre-tax income. Until we are consistently profitable in the U.S., we will not realize our deferred tax assets.

Beginning in 2018, the Tax Cuts and Jobs Act of 2017 (“Tax Act”) provides a 100% deduction for dividends received from 10-percent owned foreign corporations by U.S. corporate shareholders, subject to a one-year holding period. Although dividend income is now exempt from U.S. federal tax in the hands of the U.S. corporate shareholders, companies must still apply the guidance of ASC 740-30-25-18 to account for the tax consequences of outside basis differences and other tax impacts of their investments in non-U.S. subsidiaries. Deferred income taxes have not been provided on the cumulative undistributed earnings of foreign subsidiaries except for a change in assertion at December 31, 2017 for Support.com India Private Ltd. The amount of cumulative undistributed Indian subsidiary’s earnings at December 31, 2017 for which we are changing our assertion under ASC 740-30-25 was $2.67 million. Under the Tax Act, all foreign subsidiaries’ accumulated earnings through December 31, 2020 has been included in U.S. taxable income. As such, the only tax related to the Indian subsidiary remittance would be a dividend distribution tax of $554,000 as of December 31, 2020.

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Income Taxes (Continued)

The net valuation allowance decreased by approximately $2.6 million and $0.4 million during the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, we had Federal and state net operating loss carryforwards of approximately $145.6 million and $80.3 million, respectively. The Federal net operating loss and credit carryforwards will expire at various dates beginning in 2021 through 2040, if not utilized. Approximately $22.5 million of Federal net operating loss carryforward is expected to expire in 2021. The state net operating loss carryforwards will expire at various dates beginning in 2021 through 2040, if not utilized.

We also had Federal and state research and development credit carryforwards of approximately $2.8 million and $2.4 million, respectively. The federal credits expire in varying amounts between 2021 and 2031. The state research and development credit carryforwards do not have an expiration date.

Utilization of net operating loss carryforwards and credits may be subject to substantial annual limitation or could be lost due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

ASC 740-10 clarifies the accounting for uncertainties in income taxes by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. ASC 740-10 requires the disclosure of any liability created for unrecognized tax benefits. The application of ASC 740-10 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

	Years Ended December 31,
	2020	2019
Balance, beginning of year	$2,121	$2,117
Increase related to prior year tax positions	3	4
Decrease related to prior year tax positions	(126)	—
Settlements with tax authorities	(78)	—

Balance, end of year	$1,920	$2,121

The total amount of unrecognized tax benefits that, if recognized, would affect our tax rate, are $0.1 million and $0.1 million as of December 31, 2020 and 2019, respectively.

Our policy is to include interest and penalties related to unrecognized tax benefits within the provision for (benefit from) income taxes. As of December 31, 2020 and 2019, we had $0.1 million and $0.1 million, respectively, accrued for payment of interest and penalties related to unrecognized tax benefits.

As of December 31, 2020, it is reasonably possible that the balance of unrecognized tax benefits could significantly change within the next twelve months. However, an estimate of the range of reasonably possible adjustments cannot be made at this time.

We file federal, state and foreign income tax returns in jurisdictions with varying statutes of limitations. Due to our net operating loss carryforwards, our income tax returns generally remain subject to examination by federal and most state authorities. In our foreign jurisdictions, the 2009 through 2020 tax years remain subject to examination by their respective tax authorities.

We are required to make periodic filings in the jurisdictions where we are deemed to have a presence for tax purposes. We have undergone audits in the past and have paid assessments arising from these audits. Our India entity was issued notices of income tax assessment pertaining to the 2004 – 2009 fiscal years. The notices claimed that the transfer price used in our inter-company agreements resulted in understated income in our Indian entity. During the fourth quarter of 2020, the Company re-evaluated the probability of its tax position and partially released the ASC 740-10 reserve related to India transfer pricing for several assessment years that were settled with the Indian tax

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Income Taxes (Continued)

authorities in November and December of 2020. As of December 31, 2020, the ASC 740-10 reserve for India transfer pricing totals $0.1 million. As a result of this settlement, the Company no longer records an ASC 740-10 reserve related to fiscal years 2004-2005 and 2005-2006.

We may be subject to other income tax assessments in the future. We evaluate estimated expenses that could arise from those assessments in accordance with ASC 740-10. We consider such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate on the amount of expenses. We record the estimated liability amount of those assessments that meet the definition of an uncertain tax position under ASC 740-10.

Note 8. Leases

We have entered into various non-cancelable operating lease agreements for certain of our offices, and certain equipment. Our leases have original lease periods expiring during 2021. As of December 31, 2020, the weighted average remaining lease term and weighted average discount rate for operating leases was 0.6 years and 4.5%, respectively.

Total operating lease expense was $0.3 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively.

The following table provides a summary of leases by balance sheet location:

	Years Ended December 31,
	2020	2019
Operating leases
Right-of-use assets	$61	$68
Lease liabilities—short term	$58	$61
Lease liabilities—long-term	3	7

Total lease liabilities	$61	$68

The following represents maturities of operating lease liabilities as of December 31, 2020 (in thousands):

Operating leases
2021	$59
2022	3
Total	$62
Less: imputed interest	(1)

Present value of lease liabilities	$61

For the year ended December 31, 2020, supplemental cash flow information related to leases are as follows (in thousands):

Operating cash flows from operating leases	$181
Right-of-use assets obtained in exchange for lease obligations	$169

SUPPORT.COM, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Leases (Continued)

As of December 31, 2020, minimum payments due under all non-cancelable lease agreements were as follows (in thousands):

Years Ending December 31,	Operating Leases
2021	$59
2022	3

Total minimum lease payments	$62

Note 9. Subsequent Events

On March 19, 2021, the Company and Greenidge Generation Holdings, Inc. (“Greenidge”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing, among other things, that on the terms and subject to the conditions set forth therein, Greenidge will acquire the Company through a merger of a wholly owned subsidiary of Greenidge with and into the Company (the “Merger”). The Company will survive as a wholly owned subsidiary of Greenidge. The Merger is subject to customary closing conditions, including the approval of the shareholders of the Company. The Merger is expected to close during the third quarter of 2021. Effective as of the closing of the Merger, all outstanding shares of the Company’s common stock and all outstanding restricted stock units and options to purchase shares of the Company’s common stock will be cancelled and converted into the right to receive shares of Class A Common Stock of Greenidge (the “Greenidge Common Stock”). Following completion of the Merger, it is expected that the Company’s stockholders and holders of stock options and restricted stock units collectively will own approximately 8% of the outstanding shares of the Greenidge Common Stock, and existing Greenidge stockholders are expected to own approximately 92% of the Greenidge Common Stock. If the Merger Agreement is terminated under certain circumstances, the Company will be required to pay a termination fee.

In connection with and as a condition to Greenidge’s willingness to enter into the Merger Agreement, on March 19, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with 210 Capital, LLC (“210 Capital”), pursuant to which 210 Capital subscribed for and purchased, and the Company issued and sold, an aggregate of 3,909,871 shares of the Company’s Common Stock for a purchase price of $1.85 per share, for aggregate gross proceeds to the Company of $7,233,261.35. Pursuant to and subject to the terms and conditions set forth in the Subscription Agreement, among other things, and only upon any termination of the Merger Agreement, the Company has agreed that, not later than the earlier of (i) thirty (30) days following the date of such termination and (ii) December 31, 2021, it will increase the size of the Company’s board of directors in order to appoint two individuals designated by 210 Capital to the board of directors for a term expiring at the next succeeding annual meeting of the Company’s stockholders.

Exhibit 99.3

SUPPORT.COM, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

SUPPORT.COM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(Unaudited)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,295	$13,526
Short-term investments	6,201	16,441
Accounts receivable, net	5,470	6,975
Prepaid expenses and other current assets	601	670

Total current assets	44,567	37,612
Property and equipment, net	1,043	1,115
Right-of-use assets, net	12	61
Other assets	383	478

Total assets	$46,005	$39,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$242	$366
Accrued compensation	2,192	1,735
Other accrued liabilities	1,216	879
Short-term lease liability	12	58
Short-term deferred revenue	1,189	881

Total current liabilities	4,851	3,919
Other long-term liabilities	907	911

Total liabilities	5,758	4,830

Stockholders’ equity:
Common stock; par value $0.0001, 50,000 shares authorized; 24,572 issued and 24,220 outstanding at June 30, 2021 and 19,973 issued and 19,490 outstanding at December 31, 2020	3	2
Additional paid-in capital	259,620	250,954
Treasury stock, at cost (483 shares at March 31, 2021 and December 31, 2020)	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,482)	(2,419)
Accumulated deficit	(211,597)	(208,804)

Total stockholders’ equity	40,247	34,436

Total liabilities and stockholders’ equity	$46,005	$39,266

See accompanying notes.

2

SUPPORT.COM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Services	$7,979	$10,606	$17,117	$22,117
Software and other	533	428	1,026	866

Total revenue	8,512	11,034	18,143	22,983
Cost of revenues:
Cost of services	5,401	7,136	11,406	14,821
Cost of software and other	91	36	181	65

Total cost of revenue	5,492	7,172	11,587	14,886

Gross profit	3,020	3,862	6,556	8,097

Operating expenses:
Engineering and IT	555	968	1,479	2,008
Sales and marketing	334	517	759	1,330
General and administrative	2,980	1,904	7,186	3,957

Total operating expenses	3,869	3,389	9,424	7,295
Income (loss) from operations	(849)	473	(2,868)	802
Interest income and other, net	75	173	117	257

Income (loss) before income taxes	(774)	646	(2,751)	1,059
Income tax provision	25	29	42	78

Net income (loss)	$(799)	$617	$(2,793)	$981

Net income (loss) per share—basic and diluted	$(0.03)	$0.03	$(0.13)	$0.05

Weighted average common shares outstanding—basic	24,150	19,054	22,189	19,060
Weighted average common shares outstanding—diluted	24,150	19,352	22,189	19,336

See accompanying notes.

3

SUPPORT.COM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$(799)	$617	$(2,793)	$981
Other comprehensive income (loss):
Change in foreign currency translation adjustment	(59)	(11)	(60)	(222)
Change in net unrealized gain (loss) on investments	1	38	(3)	37

Other comprehensive income (loss)	(58)	27	(63)	(185)

Comprehensive income (loss)	$(857)	$644	$(2,856)	$796

See accompanying notes.

4

SUPPORT.COM, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

(unaudited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Treasury Stock	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Shares
Balances at March 31, 2020	19,054	$2	$250,206	$(5,297)	$(2,592)	$(208,886)	$33,433

Net income	—	—	—	—	—	617	617
Other comprehensive income	—	—	—	—	27	—	27
Issuance of common stock upon exercise of stock options for cash	1	—	—	—	—	—	—
Issuance of common stock under employee stock purchase plan	24	—	17	—	—	—	17
Stock-based compensation expense	—	—	118	—	—	—	118

Balances at June 30, 2020	19,079	$2	$250,341	$(5,297)	$(2,565)	$(208,269)	$34,212

Balances at March 31, 2021	24,089	$3	$259,401	$(5,297)	$(2,424)	$(210,798)	$40,885

Net loss	—	—	—	—	—	(799)	(799)
Other comprehensive loss	—	—	—	—	(58)	—	(58)
Issuance of common stock upon exercise of stock options & RSU releases & employee share purchases	131	—	66	—	—	—	66
Stock-based compensation expense	—	—	153		0	0	153

Balances at June 30, 2021	24,220	$3	$259,620	$(5,297)	$(2,482)	$(211,597)	$40,247

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Treasury Stock	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Shares
Balances at December 31, 2019	19,054	$2	$250,092	$(5,297)	$(2,380)	$(209,250)	$33,167

Net income	—	—	—	—	—	981	981
Other comprehensive loss	—	—	—	—	(185)	—	(185)
Issuance of common stock upon exercise of stock options for cash	1	—	—	—	—	—	—
Issuance of common stock under employee stock purchase plan	24	—	17	—	—	—	17
Stock-based compensation expense	—	—	232	—	—	—	232

Balances at June 30, 2020	19,079	$2	$250,341	$(5,297)	$(2,565)	$(208,269)	$34,212

Balances at December 31, 2020	19,490	$2	$250,954	$(5,297)	$(2,419)	$(208,804)	$34,436

Net loss	—	—	—	—	—	(2,793)	(2,793)
Other comprehensive loss	—	—	—	—	(63)	—	(63)
Issuance of common stock upon exercise of stock options & RSU releases & employee share purchases	820	—	1,063	—	—	—	1,063
Issuance of common stock per Greenidge Merger Agreement	3,910	1	7,233	—	—	—	7,234
Stock-based compensation expense	—	—	370	—	—	—	370

Balances at June 30, 2021	24,220	$3	$259,620	$(5,297)	$(2,482)	$(211,597)	$40,247

See accompanying notes.

5

SUPPORT.COM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities:
Net income (loss)	$(2,793)	$981
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	187	145
Amortization of premiums and discounts on investments	(45)	34
Stock-based compensation	370	232
Changes in assets and liabilities:
Accounts receivable, net	1,505	2,149
Prepaid expenses and other current assets	61	129
Other long-term assets	139	(163)
Accounts payable	(128)	41
Accrued compensation	428	961
Other accrued liabilities	275	(188)
Other long-term liabilities	(16)	(82)
Deferred revenue	309	(167)

Net cash provided by operating activities	292	4,072

Investing Activities:
Purchases of property and equipment	(115)	(830)
Purchases of investments	(400)	—
Maturities of investments	10,687	7,869

Net cash provided by investing activities	10,172	7,039

Financing Activities:
Proceeds from employee stock purchase plan	15	17
Proceeds from exercise of stock options	1,048	—
Proceeds from Greenidge transaction stock issuance	7,234	—

Net cash provided by financing activities	8,297	17
Effect of exchange rate changes on cash and cash equivalents	8	18

Net increase in cash and cash equivalents	18,769	11,146
Cash and cash equivalents at beginning of period	13,526	10,087

Cash and cash equivalents at end of period	$32,295	$21,233

Supplemental disclosure of cash flow information:
Income taxes paid	$41	$2

See accompanying notes.

6

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements include the accounts of Support.com, Inc. (the “Company,” “Support.com,” “We” or “Our”) and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated. The condensed consolidated balance sheet as of June 30, 2021, the statement of stockholders’ equity for the three and six months ended June 30, 2021 and 2020, the condensed consolidated statements of operations and comprehensive income (loss) for the three and six months ended June 30, 2021 and 2020, and the consolidated statements of cash flows for the six months ended June 30, 2021 and 2020 are unaudited. In the opinion of management, these unaudited interim condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the results for, and as of, the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The condensed consolidated balance sheet information as of December 31, 2020 is derived from audited financial statements as of that date. These financial statements have been prepared based upon Securities and Exchange Commission (“SEC”) rules that permit reduced disclosure for interim periods. For a more complete discussion of significant accounting policies and certain other information, these unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021, as amended by the Amendment No. 1 on Form 10-K/A filed on April 30, 2021, the Amendment No. 2 on Form 10-K/A filed on July 16, 2021 and the Amendment No. 3 on Form 10-K/A filed on August 5, 2021.

Merger Agreement

As previously disclosed, on March 19, 2021, the Company, Greenidge Generation Holdings, Inc. (“Greenidge”) and GGH Merger Sub, Inc., a wholly-owned subsidiary of Greenidge (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Greenidge (such transaction, the “Merger”).

The Merger is subject to certain closing conditions, including the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the Merger at a special meeting (the “Stockholder Approval”). A special meeting of stockholders of the Company has been scheduled for September 10, 2021 for the purpose of obtaining the Stockholder Approval. Only holders of record of the Company’s common stock as of the close of business on July 26, 2021 are entitled to vote at the special meeting. The Company expects the Merger to be completed during the third quarter of 2021.

Under the Merger Agreement, the aggregate consideration payable to holders of shares of common stock of the Company and holders of restricted stock units (“Support Awards”) and options to purchase shares of the Company’s common stock (“Support Options”) consists of 2,998,261 shares of class A common stock, par value $0.0001 per share, of Greenidge (“Greenidge Class A Common Stock”) (the “Merger Consideration”). If the Merger is completed, at the effective time of the Merger and subject to the terms and conditions set forth in the Merger Agreement, except for shares held in treasury by the Company, each outstanding share of the Company’s common stock and each outstanding Support Award and Support Option will be cancelled and converted into the right to receive a number of shares of Greenidge Class A Common Stock based upon an exchange ratio as calculated in accordance with the Merger Agreement (the “Exchange Ratio”). Assuming the Merger were to be completed as of the date of filing of this quarterly report, the Merger Consideration would represent approximately 7.7% of the outstanding shares of capital stock of Greenidge, and the current stockholders of Greenidge would own approximately 90.0% of the outstanding shares of capital stock of Greenidge, after giving effect to the shares underlying the Greenidge Issuances (as defined below). “Greenidge Issuances” means the issuance of (i) from and after consummation of the Merger, 562,174 shares of Greenidge Class A Common Stock to 210 Capital LLC (“210 Capital”) as a consulting fee in connection with the transactions contemplated by the Merger Agreement, (ii) from and after consummation of the Merger, options or warrants to purchase 344,800 shares of Greenidge Class A

7

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation (Continued)

Common Stock at an exercise price of $6.25 per share of Greenidge Class A Common Stock to B. Riley Securities, Inc., (iii) 160,000 shares of class B common stock, par value $0.0001 per share, of Greenidge (“Greenidge Class B Common Stock”, and together with Greenidge Class A Common Stock, “Greenidge Common Stock”) issued as consideration for bitcoin mining equipment, and (iv) all of the shares of Greenidge Common Stock underlying outstanding vested options reserved under Greenidge’s 2021 Equity Incentive Plan.

If the Merger Agreement is terminated under certain circumstances, the Company would be required to pay a termination fee.

In connection with and as a condition to Greenidge’s willingness to enter into the Merger Agreement, on March 19, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with 210 Capital, pursuant to which 210 Capital subscribed for and purchased, and the Company issued and sold, an aggregate of 3,909,871 shares of the Company’s Common Stock for a purchase price of $1.85 per share, for aggregate gross proceeds to the Company of approximately $7.2 million. Pursuant to and subject to the terms and conditions set forth in the Subscription Agreement, among other things, and only upon any termination of the Merger Agreement, the Company has agreed that, not later than the earlier of (i) thirty (30) days following the date of such termination and (ii) December 31, 2021 (such earlier date, the “Post-Termination Date”), it will increase the size of the Board in order to appoint two individuals designated by 210 Capital (each, a “Designee”) to the Board for a term expiring at the next succeeding annual meeting of the Company’s stockholders. At such annual meeting of the Company’s stockholders, the Company has agreed to nominate each Designee for election as a director with a term expiring at the subsequent annual meeting of the Company’s stockholders, subject to certain terms and conditions provided in the Subscription Agreement. On and after the Post-Termination Date, (1) so long as 210 Capital beneficially owns at least 10% of the Company’s common stock on an as-converted basis, 210 Capital will have the right to designate two Designees as nominees for election to the Board, and (2) so long as 210 Capital beneficially owns between 5% and 10% of the Company’s common stock on an as-converted basis, 210 Capital will have the right to designate one Designee as a nominee for election to the Board.

Impact of Disease Outbreak

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic.” First identified in late 2019 and known now as COVID-19, the outbreak has impacted millions of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations. As of the date of issuance of the financial statements, our operations have not been significantly impacted; however, we continue to monitor the situation. No impairments were recorded as of the balance sheet date as no triggering events or changes in circumstances had occurred as of June 30, 2021; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while our results of operations, cash flows and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. The accounting estimates that require management’s most significant, difficult, and subjective judgments include accounting for revenue recognition, assumptions used to estimate self-insurance accruals, the valuation and recognition of investments, the valuation and recognition of stock-based compensation and the recognition and measurement of current and deferred income tax assets and liabilities. Actual results could differ materially from these estimates.

8

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Disaggregation of Revenue

We generate revenue from the sale of services and sale of software fees for end-user software products provided through direct customer downloads and through the sale of these end-user software products via partners. Revenue is disaggregated by type as presented in the condensed consolidated statements of operations and is consistent with how we evaluate our financial performance.

Services Revenue

Services revenue is primarily comprised of fees for customer support and technology support services. Our service programs are designed for enterprise clients, business and professional services clients, as well as the consumer, and include customer service, sales support, and technical support, including computer and mobile device set-up, security and support, virus and malware removal, wireless network set-up, and automation system onboarding and support.

We offer customer support, technical support, and technology services to large corporations, business and professional services organizations and consumers, directly and through our partners (which include communications providers, retailers, technology companies and others) and, to a lesser degree, directly through our website at www.support.com. We transact with customers via reseller programs, referral programs and direct transactions. In reseller programs, the partner generally executes the financial transactions with the customer and pays a fee to us which we recognize as revenue when the service is delivered. In referral programs, we transact with the customer directly and pay a referral fee to the referring party. In direct transactions, we sell directly to the customer at the retail price.

The services described above include four types of offerings:

•

Time-Based Services—In connection with the provisions of certain services programs, fees are calculated based on contracted time-based rates with partners. For these programs, we recognize revenue as services are performed, based on billable time of work delivered by our technology specialists. These services programs also include performance standards, which may result in incentives or penalties, which are recognized as earned or incurred.

•

Tier-Based Services—In connection with the provisions of certain services programs, fees are calculated on partner subscription tiers based on number of subscribers. For these programs, we recognize revenue as services are performed, and are billed based on the tier level of number of subscribers supported by our experts.

•

Subscriptions—Customers purchase subscriptions or “service plans” under which certain services are provided over a fixed subscription period. Revenues for subscriptions are recognized ratably over the respective subscription periods.

•

Incident-Based Services—Customers purchase a discrete, one-time service. Revenue recognition occurs at the time of service delivery. Fees paid for services sold but not yet delivered are recorded as deferred revenue and recognized at the time of service delivery.

The following represents deferred revenue activity for the six months ended June 30, 2021 and 2020 (in thousands):

Balance at December 31, 2020	$881
Deferred revenue	495
Recognition of unearned revenue	(187)

Balance at June 30, 2021	$1,189
Balance at December 31, 2019	$1,193
Deferred revenue	1,452
Recognition of unearned revenue	(1,619)

Balance at June 30, 2020	$1,026

9

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Partners and corporate customers are generally invoiced monthly. Fees from customers via referral programs and direct transactions are generally paid with a credit card at the time of sale. Revenue is recognized net of any applicable sales tax.

Services revenue also includes fees from licensing of Support.com cloud-based software. In such arrangements, customers receive a right to use our Support.com Cloud applications in their own support organizations. We license our cloud-based software using a software-as-a-service (“SaaS”) model under which customers cannot take possession of the technology and pay us on a per-user or usage basis during the term of the arrangement. In addition, services revenue includes fees from implementation services of our cloud-based software. Currently, revenues from implementation services are recognized ratably over the customer life, which is estimated as the term of the arrangement once the Support.com Cloud services are made available to customers. We generally charge for these services on a time and material basis. As of June 30, 2021, revenues from implementation services are not material.

Software and Other Revenue

Software and other revenue is comprised primarily of fees for end-user software products provided through direct customer downloads and through the sale of these end-user software products via partners. Our software is sold to customers primarily on an annual subscription with automatic renewal. We provide regular, significant upgrades over the subscription period and therefore recognize revenue for these products ratably over the subscription period. Management has determined that these upgrades are not distinct, as the upgrades are an input into a combined output. In addition, management has determined that the frequency and timing of the software upgrades are unpredictable and therefore we recognize revenue consistent with the sale of the subscription. We generally control fulfillment, pricing, product requirements, and collection risk and therefore we record the gross amount of revenue. We provide a 30-day money back guarantee for the majority of our end-user software products.

We provide a limited amount of free technical support to customers. Since the cost of providing this free technical support is insignificant and free product enhancements are minimal and infrequent, we do not defer the recognition of revenue associated with sales of these products.

Other revenue consists primarily of revenue generated through partners advertising to our customer base in various forms, including toolbar advertising, email marketing, and free trial offers. We recognize other revenue in the period in which control transfers to our partners.

Cash, Cash Equivalents, and Investments

All liquid instruments with an original maturity, at the date of purchase, of 90 days or less are classified as cash equivalents. Cash equivalents and short-term investments consist primarily of money market funds, certificates of deposit, commercial paper, corporate notes and bonds, and U.S. government agency securities. Our interest income on cash, cash equivalents and investments is included in interest income and other, net in the condensed consolidated statements of operations.

Cash equivalents and short-term investments are reported at fair value with unrealized gains/losses included in accumulated other comprehensive loss within stockholders’ equity on the condensed consolidated balance sheets and in the condensed consolidated statements of comprehensive income (loss). We view this investment portfolio as available for use in our current operations, and therefore, we present marketable securities as short-term assets.

We monitor our investments for impairment on a quarterly basis to determine whether a decline in fair value is other-than-temporary by considering factors such as current economic and market conditions, the credit rating of the security’s issuer, the length of time an investment’s fair value has been below our carrying value, our intent to sell the security and our belief that it will not be required to sell the security before the recovery of its amortized cost. If an investment’s decline in fair value is deemed to be other-than-temporary, we reduce its carrying value to the

10

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash, Cash Equivalents, and Investments (Continued)

estimated fair value, as determined based on quoted market prices or liquidation values. Declines in value judged to be other-than-temporary, if any, are recorded in operations as incurred. At June 30, 2021, we evaluated unrealized losses on marketable securities and determined them to be temporary. We currently do not intend to sell securities with unrealized losses and concluded that we will not be required to sell these securities before the recovery of their amortized cost basis. At June 30, 2021 and December 31, 2020, the fair value of cash, cash equivalents and investments was $38 million and $30 million, respectively.

The following is a summary of cash, cash equivalents and investments at June 30, 2021 and December 31, 2020 (in thousands):

As of June 30, 2021	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash	$8,347	$—	$—	$8,347
Money market funds	23,948	—	—	23,948
Certificates of deposit	507	—	—	507
Commercial paper	775	—	—	775
Corporate notes and bonds	4,419	—	1	4,420
U.S. government treasury	500	—	—	500

Total	$38,496	$—	$1	$38,497

Classified as:
Cash and cash equivalents	32,295	—	—	32,295
Short-term investments	6,200	—	1	6,201

Total	$38,495	$—	$1	$38,496

As of December 31, 2020	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash	$10,918	$—	$—	$10,918
Money market funds	1,258	—	—	1,258
Certificates of deposit	492	—	—	492
Commercial paper	3,274	—	(1)	3,273
Corporate notes and bonds	9,423	4	—	9,427
U.S. government treasury	4,599	—	—	4,599

Total	$29,964	$4	$(1)	$29,967

Classified as:
Cash and cash equivalents	13,526	—	—	13,526
Short-term investments	16,438	4	(1)	16,441

Total	$29,964	$4	$(1)	$29,967

11

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash, Cash Equivalents, and Investments (Continued)

The following table summarizes the estimated fair value of our marketable securities classified by the stated maturity date of the security (in thousands):

	June 30, 2021	December 31, 2020
Due within one year	$5,701	$13,248
Due within two years	500	3,193

	$6,201	$16,441

Fair Value Measurements

Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value according to ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

•	Level 1—Quoted prices for identical instruments in active markets.

•

Level 2—Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In accordance with ASC 820, financial assets (cash equivalents and investments) are measured at fair value on a recurring basis. Money market funds, which are cash equivalents, are measured at fair value using level 1 inputs. Certificates of deposit, commercial paper, corporate notes and bonds, and U.S. government agency securities, which are short-term investments, are measured at fair value using level 2 inputs.

For short-term investments, we review trading activity and pricing as of the measurement date. When sufficient quoted pricing for identical securities is not available, we use market pricing and other observable market inputs for similar securities obtained from various third-party data providers. These inputs either represent quoted prices for similar assets in active markets or have been derived from observable market data. Our policy is to recognize the transfer of financial instruments between levels at the end of our quarterly reporting period.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash equivalents, investments and trade accounts receivable. Our investment portfolio consists of investment grade securities. Except for obligations of the United States government and securities issued by agencies of the United States government, we diversify our investments by limiting holdings with any individual issuer. We are exposed to credit risks in the event of default by the issuers to the extent of the amount recorded on the condensed consolidated balance sheets.

For the three months ended June 30, 2021 and 2020, our largest customer accounted for 55% and 42% of our total revenue, respectively. For the three months ended June 30, 2021 and 2020, our second largest customer accounted for

12

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk (Continued)

26% and 46% of our total revenue, respectively. For the six months ended June 30, 2021 and 2020, our largest customer accounted for 53% and 39% for our total revenue, respectively. For the six months ended June 30, 2021 and 2020, our second largest customer accounted for 29% and 48% of our total revenue, respectively. There were no other customers that accounted for 10% or more of total revenue for the three months ended June 30, 2021 and 2020.

The credit risk in trade accounts receivable is substantially mitigated by reasonably short payment terms and an evaluation of the customers’ financial conditions when we enter into business with them. As of June 30, 2021, our two largest customers accounted for 60% and 27% of total accounts receivable, respectively. As of December 31, 2020, our two largest customers accounted for 50% and 39% of total accounts receivable, respectively. There were no other customers that accounted for 10% or more of our total accounts receivable as of June 30, 2021 and December 31, 2020.

Trade Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount. We perform evaluations of our customers’ financial condition and generally do not require collateral. We make judgments as to our ability to collect outstanding receivables and provide allowances for a portion of receivables when collection becomes doubtful. Reserves are made based on a specific review of all significant outstanding invoices. For those invoices not specifically provided for, reserves are recorded at differing rates, based on the age of the receivable. In determining these rates, we analyze our historical collection experience and current payment trends. The determination of past-due accounts is based on contractual terms. As of June 30, 2021, and December 31, 2020, allowance for doubtful accounts was $4,000.

Self-Funded Health Insurance

Prior to January 1, 2021, we maintained a self-funded health insurance program with a stop-loss umbrella policy with a third-party insurer to limit the maximum potential liability for medical claims. The program was terminated at December 31, 2020. However, previously incurred-but-not-reported claims and related expenses were incurred during the current quarter. With respect to this program, we considered historical and projected medical utilization data when estimating the health insurance program liability and related expense. As of June 30, 2021, $0.1 million was in reserve for the self-funded health insurance program. As of December 31, 2020, $0.2 million was in reserve for the self-funded health insurance program. The reserve is included in other accrued liabilities on the condensed consolidated balance sheets.

We continue to analyze our reserves for incurred-but-not-reported claims and for reported-but-not-paid claims related to the self-funded insurance program. We believe our reserves are adequate. However, significant judgment is involved in assessing these reserves such as assessing historical paid claims, average lags between the claims’ incurred date, reported dates and paid dates, and the frequency and severity of claims. There may be differences between actual settlement amounts and recorded reserves and any resulting adjustments are included in expense once a probable amount is known.

Accumulated Other Comprehensive Income (Loss)

The components of accumulated other comprehensive loss relate primarily to accumulated foreign currency translation losses associated with our foreign subsidiaries and unrealized losses on investments.

Realized gains/losses on investments reclassified from accumulated other comprehensive loss are reported as interest income and other, net in the condensed consolidated statements of operations.

The amounts noted in the condensed consolidated statements of comprehensive income (loss) are shown before taking into account the related income tax impact. The income tax effect allocated to each component of other comprehensive loss for each of the periods presented is not significant.

13

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

We apply the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all stock-based payment awards, including grants of restricted stock units (“RSUs”) and options to purchase stock, made to employees and directors based on estimated fair values.

In accordance with ASC 718, Compensation—Stock Compensation, we recognize stock-based compensation by measuring the cost of services to be rendered based on the grant date fair value of the equity award. We recognize stock-based compensation over the period an employee is required to provide service in exchange for the award, generally referred to as the requisite service period. For awards with market-based performance conditions, the cost of the awards is recognized as the requisite service is rendered by employees, regardless of when, if ever, the market-based performance conditions are satisfied.

The Black-Scholes option pricing model is used to estimate the fair value of service-based stock options and shares purchased under our Employee Stock Purchase Plan (“ESPP”). The determination of the fair value of options is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We use historical data for estimating the expected volatility and expected life of stock options required in the Black-Scholes model. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected terms of the stock options.

The Monte-Carlo simulation model is used to estimate fair value of market-based performance stock options. The Monte-Carlo simulation model calculates multiple potential outcomes for an award and establishes a fair value based on the most likely outcome. Key assumptions for the Monte-Carlo simulation model include the risk-free rate, expected volatility, expected dividends and the correlation coefficient.

The fair value of restricted stock grants is based on the closing market price of our stock on the date of grant less the expected dividend yield.

Earnings Per Share

Basic earnings per share is computed using net income and the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed using net income and the weighted-average number of common shares outstanding, including the effect of the potential issuance of common stock such as stock issuable pursuant to the exercise of stock options and warrants and vesting of RSUs using the treasury stock method when dilutive.

The following table sets forth the computation of basic and diluted earnings per share for the three and six months ended June 30, 2021 and 2020 (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$(799)	$617	$(2,793)	$981

Earnings per share—basic and diluted	$(0.03)	$0.03	$(0.13)	$0.05

Weighted-average shares of common stock outstanding—basic	24,150	19,054	22,189	19,060
Weighted-average shares of common stock outstanding—diluted	24,150	19,352	22,189	19,336

Warranties and Indemnifications

We generally provide a refund period on direct-to-consumer sales, during which refunds may be granted to consumers under certain circumstances, including the inability to resolve certain support issues. For channel sales of

14

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranties and Indemnifications (Continued)

our direct-to-consumer offering, the refund period varies by partner, but is generally between 5-14 days. For referral programs and direct transactions, the refund period is generally 5 days. For the majority of end-user software products, we provide a 30-day money back guarantee. For all channels, we recognize revenue net of refunds and cancellations during the period. Refunds and cancellations have not been material to date.

We generally agree to indemnify customers against legal claims that end-user software products infringe certain third-party intellectual property rights. As of June 30, 2021, we have not been required to make any payment resulting from infringement claims asserted against customers and have not recorded any related accruals.

Leases

We account for leases in accordance with ASC 842. We recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the condensed consolidated balance sheets and provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and short- and long-term lease liabilities in our condensed consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our condensed consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The implicit rate is used when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We account for the lease and non-lease components as a single lease component.

We have entered into various non-cancelable operating lease agreements for certain offices and certain equipment. No leases have been entered in to and no leases have been renewed in the current quarter. The Louisville, Colorado office lease expired on April 30, 2021.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In August 2018, the FASB issued Accounting Standard Update (“ASU”) No. 2018-13, Changes to Disclosure Requirements for Fair Value Measurements (Topic 820) (ASU 2018-13), which improved the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements. We adopted the new standard effective January 1, 2020 and the standard did not have an impact on the consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. We adopted the new standard effective January 1, 2021. The adoption had an immaterial impact on the Company’s consolidated financial statements.

New Accounting Standards to be adopted in Future Periods

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The standard’s main goal is to improve financial reporting by requiring

15

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

earlier recognition of credit losses on financing receivables and other financial assets in scope. The effective date for smaller reporting companies is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. We do not expect the new standard to have a material impact on the consolidated financial statements.

The Company reviewed all other recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements will have a material impact on the consolidated financial statements.

NOTE 2. INCOME TAXES

We recorded an income tax provision of $25,000 and $42,000 for the three and six months ended June 30, 2021. The income tax provision for interim periods is determined using an estimate of the annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter, the estimate of the annual effective tax rate is updated, and if the estimated effective tax rate changes, a cumulative adjustment is made. There is a potential for volatility of the effective tax rate due to several factors, including changes in the mix of the pre-tax income and the jurisdictions to which it relates, changes in tax laws and settlements with taxing authorities and foreign currency fluctuations.

As of June 30, 2021, deferred tax assets are fully offset by a valuation allowance, except in those jurisdictions where it is determined that a valuation allowance is not required.

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Based upon the weight of available evidence, which includes historical operating performance, reported cumulative net losses since inception and difficulty in accurately forecasting our future results, we provided a full valuation allowance against net U.S. deferred tax assets and a partial valuation allowance against foreign deferred tax assets. We reassess the need for a valuation allowance on a quarterly basis. If it is later determined that a portion or all of the valuation allowance is not required, it generally will be a benefit to the income tax provision in the period such determination is made.

We do not anticipate a material change in the total amount or composition of our unrecognized tax benefits as of June 30, 2021.

NOTE 3. COMMITMENTS AND CONTINGENCIES

Contingencies

We account for contingent liabilities in accordance with ASC 450, Contingencies. This guidance requires management to assess potential contingent liabilities that may exist as of the date of the financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. For loss contingencies considered remote, no accrual or disclosures are generally made.

Legal matters

Federal Trade Commission Consent Order. As previously disclosed, on December 20, 2016 the Federal Trade Commission (“FTC”) issued a confidential Civil Investigative Demand, or CID, requiring us to produce certain

16

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3. COMMITMENTS AND CONTINGENCIES (Continued)

documents and materials and to answer certain interrogatories relating to PC Healthcheck, an obsolete software program that we developed on behalf of a third party for their use with their customers. The investigation relates to us providing software like PC Healthcheck to third parties for their use prior to December 31, 2016, when we were under management of the previous Board and executive team. Since issuing the CID, the FTC has sought additional written and testimonial evidence. We have cooperated fully with the FTC’s investigation and provided all requested information. In addition, we have not used PC Healthcheck nor provided it to any customers since December 2016.

On March 9, 2018, the FTC notified us that it was willing to engage in settlement discussions. On November 6, 2018, Support.com and the FTC entered into a proposed Stipulation to Entry of Order for Permanent Injunction and Monetary Judgment (the “Consent Order”). The Consent Order was approved by the Commission on March 26, 2019 and entered by the U.S. District Court for the Southern District of Florida on March 29, 2019. Entry of the Consent Order by the Court resolved the FTC’s multi-year investigation of Support.com.

Pursuant to the Consent Order, under which we neither admitted nor denied the FTC’s allegations (except as to the Court having jurisdiction over the matter), the FTC agreed to accept a payment of $10 million in settlement of the matter, subject to the factual accuracy of the information we provided as part of our financial representations. The $10 million payment was made on April 1, 2019 and was recognized in operating expenses within our consolidated statements of operations for the year ended December 31, 2018.

Additionally, pursuant to the Consent Order, we agreed to implement certain new procedures and enhance certain existing procedures. For example, the Consent Order necessitates that we cooperate with representatives of the Commission on associated investigations if needed; imposes requirements on Support.com regarding obtaining acknowledgements of the Consent Order and compliance certification, including record creation and maintenance; and prohibits us from making misrepresentations and misleading claims or providing the means for others to make such claims regarding, among other things, detection of security or performance issues on consumer’s Electronic Devices. Electronic Devices include, but are not limited to, cell phones, tablets and computers. We continue to monitor the impact of the Consent Order regularly. If we are unable to comply with the Consent Order, then this could result in a material and adverse impact to the results of operations and financial condition.

Verizon Media. As previously disclosed, On March 22, 2010, the Company and AOL Fulfillment Services, who now does business as Verizon Media (“Verizon Media”), entered into a Fulfillment Services Promotion and Marketing Agreement (“Agreement”). The Agreement related to the development and sale of certain products and services. The Company sold software products to Verizon Media pursuant to the terms of the Agreement under two programs – SUPERAntiSpyware and Computer Check-Up. Verizon Media offered these software products to its end-customers. On May 24, 2019, the Company received a letter from Verizon Media providing notice that it wished to terminate the Agreement and work with the Company to wind-down all remaining subscriptions for both programs. The Company has wound-down all services under the Computer Check-Up program and the SUPERAntiSpyware program. In connection with the termination of the Computer Check-Up program, Verizon Media requested that the Company fund rebates to its end-customers who elect to accept a refund offer from Verizon Media. Although the Company, to date, has not agreed with this request, Verizon Media commenced its rebate program.

On November 15, 2019, the Company received a letter from Verizon Media informing the Company that, to date, Verizon Media has issued rebates totaling $2.6 million and requesting reimbursement of this amount from the Company (the “Dispute”). Subsequently, the parties entered into negotiations toward a settlement of any potential claims, which culminated in the execution of a Confidential Settlement and Release Agreement dated September 29, 2020, pursuant to which the Company issued a one-time payment to Verizon Media in exchange for a full and complete release from any claims related to or arising out of the Dispute. The Company admitted no liability and incurred no financial impact from the settlement, as the payment was funded by the Company’s insurance carrier.

Merger-Related Litigation. Since the announcement of the Merger Agreement, six lawsuits have been filed by alleged individual stockholders of the Company against the Company, the individual members of its Board of Directors and, in two of the cases, Greenidge and Merger Sub, in various U.S. federal district courts. A complete copy of each complaint has been filed as an exhibit to this quarterly report on Form 10-Q and is incorporated herein

17

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3. COMMITMENTS AND CONTINGENCIES (Continued)

by reference. Of these six complaints, two have been filed in the United States District Court for the District of Delaware: Stein v. Support.com, Inc. et al, Case No. 1:21-cv-00650-UNA, filed on May 5, 2021, and Bell v. Support.com, Inc. et al, Case No. 1:21-cv-00672-UNA, filed on May 7, 2021. Three of the other lawsuits have been filed in the United States District Court for the Southern District of New York: Broder v. Support.com, Inc. et al, Case No. 1:21-cv-04262-UNA, filed on May 12, 2021; Salerno v. Support.com, Inc. et al, Case No. 1:21-cv-04584, filed on May 21, 2021; and, Bowen v. Support.com, Inc. et al, Case No. 1:21-cv-04797, filed on May 28, 2021. The remaining lawsuit was filed in the United States District Court for the Eastern District of New York: Steinmetz v. Support.com, Inc. et al, Case No. 1:21-cv-02647-UNA, filed on May 11, 2021. The Company and the individual members of its board of directors are named as defendants in the Stein, Steinmetz, Broder, and Bowen complaints, and the Company, the individual members of its board of directors, Greenidge and Merger Sub are named as defendants in the Bell and Salerno complaints.

The lawsuits generally allege that the Form S-4 Registration Statement of Greenidge filed with the U.S. Securities and Exchange Commission in connection with the Merger on May 4, 2021 is misleading and/or omits certain material information. In addition, one of the lawsuits (Salerno) also alleges that the members of the Company’s board breached their fiduciary duties in negotiating and approving the Merger Agreement and that Greenidge and Merger Sub aided and abetted the Company directors’ alleged breaches of fiduciary duty. All six lawsuits seek, among other things, to enjoin the Merger, or, in the event that an injunction is not entered and the Merger closes, rescission of the Merger and unspecified money damages, costs and attorneys’ and experts’ fees. The Company believes each of these lawsuits is meritless and intends to defend against them vigorously.

On August 2, 2021, lawyers representing a seventh putative stockholder of the Company sent a demand letter seeking additional disclosures regarding the Merger and reserving their purported right to seek to enjoin the Merger.

On August 4, 2021, counsel for the plaintiff in the Bowen action indicated orally to counsel for the Company that he anticipates dismissing his lawsuit as moot, in light of the Company’s supplemental disclosures, and seeking a mootness fee.

On August 9, 2021, counsel for plaintiff Steinmetz voluntarily dismissed the Steinmetz action, and counsel for plaintiffs Stein and Bell indicated in a status report to the court that they expect to dismiss the Stein and Bell actions as moot following the stockholder vote on the Merger. The Company expects that these three plaintiffs likewise will seek mootness fees.

Other Matters

We have received and may in the future receive additional requests for information, including subpoenas, from other governmental agencies relating to the subject matter of the Consent Order and the Civil Investigative Demands described above. We intend to cooperate with these information requests and is not aware of any other legal proceedings against us by governmental authorities at this time.

We are also subject to other routine legal proceedings, as well as demands, claims and threatened litigation, that arise in the normal course of business, potentially including assertions that we may be infringing patents or other intellectual property rights of others. We currently do not believe that the ultimate amount of liability, if any, for any pending claims of any type (alone or combined) will materially affect our financial position, results of operations or cash flows. The ultimate outcome of any litigation is uncertain; however, any unfavorable outcomes could have a material negative impact on our financial condition and operating results. Regardless of outcome, litigation can have an adverse impact on us because of defense costs, negative publicity, diversion of management resources and other factors.

Guarantees

We have identified guarantees in accordance with ASC 450, Contingencies. This guidance stipulates that an entity must recognize an initial liability for the fair value, or market value, of the obligation it assumes under the guarantee

18

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3. COMMITMENTS AND CONTINGENCIES (Continued)

at the time it issues such a guarantee and must disclose that information in our interim and annual financial statements. We have entered into various service level agreements with our partners, in which we may guarantee the maintenance of certain service level thresholds. Under some circumstances, if these thresholds are not met, we may be liable for certain financial costs. We evaluate costs for such guarantees under the provisions of ASC 450. We consider such factors as the degree of probability that we would be required to satisfy the liability associated with the guarantee and the ability to make a reasonable estimate of the resulting cost. During the three months ended June 30, 2021 and 2020, we did not incur any costs as a result of such obligations. We have not accrued any liabilities related to such obligations in the condensed consolidated financial statements as of June 30, 2021 and December 31, 2020.

NOTE 4. STOCKHOLDER’S EQUITY

During the six months ended June 30, 2021, 0.7 million shares of common stock were issued as a result of the exercise of stock options. During the six months ended June 30, 2020, 654 shares of common stock were issued as a result of the exercise of stock options.

During the six months ended June 30, 2021, 0.1 million shares of common stock were issued as a result of RSU releases. During the six months ended June 30, 2020, no shares of common stock were issued as a result of RSU releases.

During the six months ended June 30, 2021 and 2020, 0.1 million shares of common stock were issued under the ESPP.

During the six months ended June 30, 2021, in connection with the Merger Agreement (as defined above), the Company issued and sold approximately 3.9 million shares of the Company’s common stock to 210 Capital, LLC (“210 Capital”), pursuant to a stock subscription agreement with 210 Capital. Refer to Note 1 and Item 2 for additional transaction details regarding the Merger with Greenidge.

Stock Repurchase Program

On April 27, 2005, our Board of Directors (“Board”) authorized the repurchase of up to 666,666 outstanding shares of our common stock. As of June 30, 2021, the maximum number of shares remaining that can be repurchased under this program was 602,467. No shares were repurchased during the three months and six months ended June 30, 2021 and 2020, respectively. We do not intend to repurchase shares without further approval from the Board.

NOTE 5. STOCK-BASED COMPENSATION

Equity Compensation Plan

We adopted the 2010 Equity and Performance Incentive Plan (the “2010 Plan”), effective as of May 19, 2010. Under the 2010 Plan, the number of shares of Common Stock that may be issued will not exceed in the aggregate 1,666,666 shares of Common Stock plus the number of shares of common stock relating to prior awards under the 2000 Omnibus Equity Incentive Plan that expire, are forfeited or are cancelled after the adoption of the 2010 Plan, subject to adjustment as provided in the 2010 Plan. Pursuant to approval from our shareholders, the number of shares of common stock that may be issued under the 2010 Plan was increased by 750,000 shares of common stock in May 2013 and 333,333 shares in June 2016. No grants will be made under the 2010 Plan after the tenth anniversary of its effective date. At the 2020 Annual Meeting of Stockholders, our stockholders approved the amendment and restatement of the Second Amended and Restated 2010 Stock Plan (such plan, after the amendment and restatement is now the Third Amended and Restated 2010 Equity and Performance Incentive Plan, referred to herein as the “Restated Plan”). The purpose of amending the 2010 Stock Plan was (i) to increase the number of shares of common stock available for issuance under the Restated Plan by 2,000,000 shares, (ii) to extend the term of the 2010 Stock Plan, which otherwise expires on May 19, 2020, so that the Restated Plan will continue until terminated by the Board in its discretion, and (iii) to eliminate obsolete provisions while adding other provisions consistent with certain

19

SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5. STOCK-BASED COMPENSATION (Continued)

compensation and governance best practices. As of June 30, 2021, approximately 4.0 million shares remain available for grant under the Restated Plan.

We adopted the 2014 Inducement Award Plan (the “Inducement Plan”), effective as of May 13, 2014. Under the Inducement Plan, the number of shares of common stock that may be issued will not exceed in the aggregate 666,666 shares of common stock. As of June 30, 2021, approximately 0.2 million shares remain available for grant under the Inducement Plan.

Employee Stock Purchase Plan

Effective May 15, 2011, our Board and stockholders approved an ESPP and reserved 333,333 shares of our common stock for issuance. The ESPP was established to advance our interests and our stockholders’ interests by providing an incentive to attract, retain and reward eligible employees and by motivating such persons to contribute to our growth and profitability. At the 2020 Annual Meeting of Stockholders, our stockholders approved a proposal amending and restating the 2011 ESPP to (i) increase the maximum number of shares of common stock available for future issuance under the ESPP by 1,000,000 shares, (ii) extend the term, which otherwise would have expired on May 15, 2021, so that the ESPP will continue until terminated by the Board in its discretion, and (iii) make certain other administrative changes.

The ESPP consists of six-month offering periods during which employees may enroll in the plan. Shares of common stock may be purchased under the ESPP at a price established by the Compensation Committee of the Board of Directors, provided that the price may not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of a share of stock on the offering date of the offering period or (b) the fair market value of a share of stock on the purchase date. As of June 30, 2021, approximately 1.1 million shares remain available for issuance under the ESPP.

Stock-Based Compensation

In accordance with accounting guidance for stock-based compensation, payments in equity instruments for goods or services are accounted for by the fair value method. For the three and six months ended June 30, 2021 stock-based compensation expense was $0.2 million and $0.4 million, respectively. For the three and six months ended June 30, 2020 stock-based compensation expense was $0.1 million and $0.2 million, respectively.

As of June 30, 2021, $0.7 million of unrecognized compensation cost related to existing options was outstanding, which is expected to be recognized over a weighted average period of 2.43 years. As of June 30, 2021, $0.1 million of unrecognized compensation cost related to RSUs was outstanding, which is expected to be recognized within one year.

Stock Options

The following table represents the stock option activity for the six months ended June 30, 2021:

	Number of Shares (in thousands)	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	2,629	$1.64	8.79	$1,605
Granted	40	2.39	—
Exercised	(633)	1.68	—
Forfeited	(336)	1.71	—

Outstanding at June 30, 2021	1,700	$1.62	8.65	$3,821

Exercisable at June 30, 2021	327	$1.61	6.83	790

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SUPPORT.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5. STOCK-BASED COMPENSATION (Continued)

Restricted Stock Units

The following table represents RSU activity for the three months ended June 30, 2021:

	Number of Shares (in thousands)	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	131	$2.05	0.7	$287
Granted	100	2.15
Released	(100)	$2.15
Forfeited	—	—

Outstanding at June 30, 2021	131	2.05	0.2	$504

Exercisable at June 30, 2021	—	—		—

21

Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under U.S. GAAP and gives effect to the transaction between Greenidge and Support to be accounted for as a business combination, with Greenidge being deemed the acquiring company for accounting purposes.

We were determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) Greenidge stockholders are expected to own approximately 90% of the fully-diluted Greenidge common stock immediately following the closing of the transaction; (ii) the largest individual stockholder of the combined entity is an existing stockholder of Greenidge; (iii) directors appointed by Greenidge will hold a majority of board seats of the combined company; and (iv) Greenidge’s senior management will be the senior management of Greenidge following consummation of the Merger.

The following unaudited pro forma condensed combined financial statements are based on our historical financial statements and Support’s historical financial statements, as adjusted to give effect to our acquisition of Support and certain related transactions. The unaudited pro forma condensed combined statement of operations for the three and six months ended June 30, 2021 and the year ended December 31, 2020 gives effect to these transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to these transactions as if they had occurred on June 30, 2021.

Because we will be treated as the accounting acquirer, our assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the unaudited pro forma financial information will be those of Greenidge. Support’s assets and liabilities will be measured and recognized at their fair values as of the transaction date, and combined with the assets, liabilities and results of operations of Greenidge after the consummation of the transaction.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon a purchase price allocation analysis, which includes valuation analysis and other studies that have yet to be completed, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting, expected to be completed after the closing of the transaction, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position. In addition, differences between the preliminary and final amounts will likely occur as a result of changes in the fair value of Support’s common stock and changes in Support’s assets and liabilities.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had we and Support been a combined company during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in these pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information and actual results realized.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands)

	Greenidge	Support	Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets:
Current assets
Cash and cash equivalents	$37,890	$32,295	$—		$70,185
Short term investments	—	6,201	—		6,201
Digital assets	222	—	—		222
Accounts receivable	369	5,470	—		5,839
Fuel deposits	1,297	—	—		1,297
Miner equipment deposits	16,523	—	—		16,523
Emissions and carbon offset credits	1,665	—	—		1,665
Prepaid expense and other current assets	1,967	601	—		2,568

Total current assets	59,933	44,567	—		104,500
Property and equipment, net	67,346	1,043	—		68,389
Deposits and other assets	1,408	395	—		1,803
Intangible assets	—	—	16,810	(a)(b)	16,810
Goodwill	—	—	250,841	(b)	250,841

Total assets	$128,687	$46,005	$267,651		$442,343

Liabilities:
Current liabilities
Accounts payable	$1,650	$242	$—		$1,892
Natural gas payable	1,088	—	—		1,088
Accrued expenses	3,226	3,408	4,765	(h)	11,399
Accrued emissions expense—current	814	—	—		814
Deferred revenue	40	1,189	—		1,229
Notes payable—current portion	11,499	—	—		11,499
Finance lease, current portion	570	12	—		582
Income taxes payable	1,567	—	—		1,567

Total current liabilities	20,454	4,851	4,765		30,070
Deferred tax liability	482	—	4,623	(b)(c)	5,105
Notes payable—net of current portion	7,064	—	—		7,064
Finance lease obligation, net of current portion	409	—	—		409
Asset retirement obligations	2,345	—	—		2,345
Environmental trust liability	4,994	—	—		4,994
Other long-term liabilities	—	907	—		907

Total liabilities	35,748	5,758	9,388		50,894
Stockholders’ equity:
Common stock	—	3	(3)	(b)	—
Members’ capital	—	—	—	(d)	—
Common stock class A	—	—	—		—
Common stock class B	3	—	—		3
Series A preferred GGHI	1	—	—		1
Additional paid-in-capital	113,054	259,620	(259,620)	(b)	474,013
			303,275	(b)
			57,684	(e)
Treasury stock, at cost	—	(5,297)	5,297	(b)	—
Accumulated other comprehensive loss	—	(2,482)	2,482	(b)	—
Accumulated deficit	(20,119)	(211,597)	211,597	(b)	(82,568)
			(4,765)	(h)
			(57,684)	(e)

Total stockholders’ equity	92,939	40,247	258,263		391,449

Total liabilities and stockholders’ equity	$128,687	$46,005	$267,651		$442,343

Pro Forma Condensed Combined Statement of Operations—Three Months Ended June 30, 2021

(in thousands, except per share amounts)

	Greenidge	Support	Merger Pro Forma Adjustments	Note 4		Pro Forma Combined
Revenues	$16,176	$8,512	$—			$24,688
Cost of revenues (exclusive of depreciation and amortization shown below)	4,724	5,492	(20)	(k	)	10,196
Engineering and IT	—	555	(8)	(k	)	547
Selling, general and administrative	4,565	3,314	(57)	(k	)	7,822
Depreciation and amortization	1,603	—	85	(k	)	2,497
			809	(f	)

Income (loss) from operations	5,284	(849)	(809)			3,626
Interest income (expense) and other	(369)	75	—	(g	)	(294)

Income (loss) before income taxes	4,915	(774)	(809)			3,332
Income tax provision	(1,397)	(25)	223	(i	)	(1,199)

Net income (loss)	$3,518	$(799)	$(587)			$2,132

Net income (loss) per common share:
Basic	$0.10	($0.03)				$0.06
Diluted	$0.08	($0.03)				$0.06
Weighted average common shares outstanding
Basic	28,320	24,150	(24,150)	(b	)	38,360
			10,040	(l	)
Diluted	35,425	24,150	(24,150)	(b	)	38,360
			2,935	(l	)

Pro Forma Condensed Combined Statement of Operations—Six Months Ended June 30, 2021

(in thousands, except per share amounts)

	Greenidge	Support	Merger Pro Forma Adjustments	Note 4		Pro Forma Combined
Revenues	$27,239	$18,143	$—			$45,382
Cost of revenues (exclusive of depreciation and amortization shown below)	9,146	11,587	(70)	(k	)	20,663
Engineering and IT	—	1,479	(9)	(k	)	1,470
Selling, general and administrative	8,060	7,945	(112)	(k	)	15,893
Depreciation and amortization	2,864	—	191	(k	)	4,673
			1,618	(f	)

Income (loss) from operations	7,169	(2,868)	(1,618)			2,683
Interest income (expense) and other	(243)	117	22	(g	)	(104)

Income (loss) before income taxes	6,926	(2,751)	(1,596)			2,579
Income tax provision	(2,129)	(42)	439	(i	)	(1,732)

Net income (loss)	$4,797	$(2,793)	$(1,157)			$847

Net income (loss) per common share:
Basic	$0.15	($0.13)				$0.02
Diluted	$0.12	($0.13)				$0.02
Weighted average common shares outstanding
Basic	28,283	22,189	(22,189)	(b	)	38,360
			10,077	(l	)
Diluted	35,245	22,189	(22,189)	(b	)	38,360
			3,115	(l	)

Pro Forma Condensed Combined Statement of Operations—Year Ended December 31, 2020

(in thousands, except per share amounts)

	Greenidge	Reorganization Pro Forma Adjustments	Note 4		Pro Forma Greenidge Post Reorganization	Support	Merger Pro Forma Adjustments	Note 4		Pro Forma Combined
Revenues	$20,114	$—			$20,114	$43,864	—			$63,978
Cost of revenues (exclusive of depreciation and amortization shown below)	12,600	—			12,600	28,921	(247)	(k	)	41,274
Engineering and IT	—	—			—	3,655	(5)	(k	)	3,650
Selling, general and administrative	5,581	—			5,581	11,236	4,765	(h	)	79,199
							57,684	(e	)
							(67)	(k	)
Depreciation and amortization	4,564	—			4,564	—	319	(k	)	8,120
							3,237	(f	)

Income (loss) from operations	(2,631)	—			(2,631)	52	(65,686)			(68,265)
Interest income (expense) and other	(659)	—			(659)	496	573	(g	)	410

Income (loss) before income taxes	(3,290)	—			(3,290)	548	(65,113)			(67,855)
Income tax provision	—	(482)	(j	)	(482)	(102)	2,948	(i	)	2,364

Net income (loss)	$(3,290)	$(482)			$(3,772)	$446	$(62,165)			$(65,491)

Net income (loss) per common share:
Basic					($0.13)	$0.02				($1.72)

Diluted					($0.13)	$0.02				($1.72)

Weighted average common shares outstanding:
Basic					28,000	19,192	(19,192)	(b	)	38,040
							10,040	(l	)
Diluted					28,000	19,369	(19,369)	(b	)	38,040
							10,040	(l	)

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Greenidge and Support.com, Inc. (“Support”).

For the purposes of the unaudited pro forma combined financial information, the accounting policies of Greenidge and Support are aligned with the exception of presentation of depreciation and amortization. Accordingly, there are adjustments to give effect for accounting policy alignment for depreciation and amortization in the pro forma adjustments described in Note 4, “Pro Forma Adjustments.”

Description of Transaction

On September 14, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 19, 2021, (the “Merger Agreement”), by and among Greenidge, Support and GGH Merger Sub, Inc. (“Merger Sub”). As contemplated by the Merger Agreement, Merger Sub merged with and into Support, the separate corporate existence of Merger Sub ceased and Support survived as a wholly owned subsidiary of Greenidge (such transaction, the “Merger”).

Basis of Presentation

We are the successor entity for accounting purposes to Greenidge Generation Holdings LLC (“GGH LLC”) as a result of the corporate restructuring consummated in January 2021. Pursuant to this restructuring, Greenidge was incorporated in the State of Delaware on January 27, 2021 and on January 29, 2021, entered into an asset contribution and exchange agreement with GGH LLC, pursuant to which Greenidge acquired all of the ownership interests in GGH LLC in exchange for 28,000,000 shares of our common stock. Also, on January 29, 2021, in connection with the restructuring, the outstanding principal loan balance plus accrued but unpaid interest aggregating to $3.6 million due to Atlas and its affiliate was converted into shares of our common stock and deemed paid in full. As a result of this restructuring transaction, GGH LLC became a wholly owned subsidiary of Greenidge. The financial information presented herein is that of GGH LLC through January 29, 2021 and Greenidge thereafter.

On March 16, 2021, we amended our organizational documents whereby (i) we established our class A common stock (with one vote per share) and class B common stock (with ten votes per share), (ii) all then outstanding common stock was converted to class B common stock, and (iii) a forward split of 4 for 1 was effected for all outstanding common stock. All share amounts presented have been restated to reflect this 4 for 1 split. In connection with this, the effective conversion rate for the Series A preferred stock issued in the Series A Private Placement, discussed further in Note 2, Financing transaction, was adjusted to provide that each share of series A preferred stock will be converted into four shares of class B common stock upon the filing and effectiveness of a registration statement registering such underlying class B common stock for resale.

We have preliminarily concluded that the transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. We have not yet completed an external valuation analysis of the fair market value of Support’s assets to be acquired and liabilities to be assumed. Using the estimated total purchase consideration for the transaction, we have allocated the purchase price to assets and liabilities based upon preliminary estimates of fair values. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when we have determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include:

•	changes in allocations to intangible assets and bargain purchase gain or goodwill based on the results of certain valuations and other studies that have yet to be completed,

•	other changes to assets and liabilities, and

•	changes to the ultimate purchase consideration.

Note 2—Financing transactions

On January 29, 2021, we completed a private placement offering of 1,620,000 shares of series A preferred stock, at a price per share of $25.00, to certain individuals and accredited investors, for an aggregate amount of $40.5 million, or $37.1 million net of expenses. After giving effect to a 4 for 1 stock split on March 16, 2021, each share of series A preferred stock is convertible into four shares of class B common stock.

In connection with the execution of the Merger Agreement, and as a condition to our willingness to enter into the Merger Agreement, on March 19, 2021, Support entered into the subscription agreement with 210 Capital, LLC. Pursuant to the subscription agreement, 210 Capital, LLC purchased an aggregate of 3,909,871 shares of Support’s common stock for a purchase price of $1.85 per share, or an aggregate purchase price of $7.2 million, representing approximately 16.6% of the outstanding shares of Support’s common stock.

Note 3—Preliminary purchase price allocation

We have performed a preliminary valuation analysis of the fair value of Support’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date based upon the market capitalization of Support.com (in thousands):

Cash and cash equivalents	$32,295
Short term investments	6,201
Accounts receivable	5,470
Prepaid expenses and other current assets	601
Property and equipment	1,043
Other assets	395
Accounts payable	(242)
Accrued Expenses and other current liabilities	(3,420)
Deferred revenue	(1,189)
Other liabilities	(907)
Intangible assets	16,810	(1)
Deferred tax liability	(4,623)	(2)
Goodwill	250,841	(3)

Total consideration	$303,275

(1)	To reflect the intangible assets, based upon a preliminary estimate of fair value and consists of customer contracts and trade name recognized as a result of the transaction.

(2)	The deferred tax liability resulting from the increase in basis of intangible assets, as applicable, for book purposes but not for tax purposes was calculated using a 27.5% effective tax rate.

(3)	To reflect the goodwill recognized as a result of the transaction.

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Support based on their estimated fair values as of the transaction closing date. The excess of the acquisition consideration paid over the estimated fair values of net assets acquired will be recorded as goodwill in the balance sheet.

Note 4—Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Reflects the intangible assets based upon preliminary estimates of fair value of customer contracts and tradename recognized as a result of the transaction.

(b)

Represents the elimination of the historical equity of Support and the initial allocation of the purchase price to identified intangibles, fair value adjustments and goodwill, as follows (in thousands):

Total consideration	$303,275	(y	)
Common stock	(3)
Additional paid-in capital	(259,620)
Treasury stock	5,297
Accumulated other comprehensive loss	2,482
Accumulated deficit	211,597
Assets:
Intangible assets	(16,810)
Liabilities:
Deferred tax liability	4,623

Goodwill	$250,841

(y)

Consideration of $303.3 million assumes a price per share of Support common stock of $11.80 and that the fully diluted amount of Support common stock is 25,701,286. Note that this is an illustrative purchase price and the final purchase price will be determined at the date the transaction is consummated.

(c)

Adjusts the deferred tax liabilities resulting from the transaction. The estimated increase in deferred tax liabilities stems from the fair value adjustments for non-deductible intangible assets based on an estimated tax rate of 27.5%.

(d)

Reflects the March 16, 2021 amendments to the organizational documents of Greenidge whereby (i) Greenidge established its class A common stock (with one vote per share) and class B common stock (with ten votes per share), (ii) all then outstanding common stock of Greenidge was converted to class B common stock, and (iii) a forward split of 4 for 1 was effected for all outstanding common stock of Greenidge. In connection with this, the effective conversion rate for the series A preferred stock issued in the Series A Private Placement was adjusted to provide that each share of series A preferred stock will be converted into four shares of class B common stock upon the filing and effectiveness of a registration statement registering such underlying class B common stock for resale. These events eliminated the historical equity of GGH LLC and established class A common stock and class B common stock at a par value of $0.0001 per share.

(e)

Reflects an adjustment for the estimated value of the Investor Fee based upon 562,174 shares of Class A common stock of Greenidge at a price of $102.61, which is the implied price using the price per share of Support common stock noted in (y) above and the exchange ratio of 0.115. This cost will not affect the combined company’s income statement beyond 12 months after the Closing Date.

(f)

Reflects an adjustment for amortization of intangible assets, consisting of customer contracts and the Support.com trade name, recognized as a result of the transaction. The estimated value for the customer contracts is $15.6 million, which was determined by the present value of expected cash flows from such contracts. The estimated value of the customer contracts is assumed to be amortized over five years on a straight line basis. The estimated value of the Support.com trade name is $1.3 million, which was based on the present value of discrete royalties avoided plus the present value of the tax amortization benefit. The estimated value of the trade name is assumed to be amortized over 10 years on a straight line basis.

(g)	Reflects the elimination of interest expense related to loans from Greenidge’s controlling shareholder that have been deemed fully satisfied.

(h)

Reflects an adjustment for estimated transaction costs for both Greenidge and Support, such as adviser fees, legal and accounting expenses not yet incurred as of June 30, 2021. These costs will not affect the combined company’s income statement beyond 12 months after the Closing Date.

(i)

Adjusts the tax provision to reflect the impact on the income tax provision resulting from the proforma adjustments, while assuming that the consolidated entity is a taxable entity due to the reorganization from an LLC to a corporation as of January 1, 2020.

(j)

Reflects an adjustment for the proforma effect of the reorganization from an LLC to a corporation, as if the reorganization occurred on January 1, 2020, to recognize a deferred tax liability for the differences between the recorded values and tax bases of assets and liabilities.

(k)	Adjusts Support’s results to present depreciation and amortization as a separate line item, consistent with Greenidge’s presentation.

(l)

The unaudited pro forma condensed combined financial statements assume there will be 3,560,435 class A common stock shares outstanding, of which 2,998,261 shares will be issued to Support stockholders as consideration for the Merger and 562,174 shares will be issued to the Investor and 34,800,000 shares of class B common stock outstanding (inclusive of 320,000 shares issued during the first quarter of 2021 for the exercise of stock options and the purchase of miners) upon completion of the Merger and conversion of the series A preferred stock. The diluted shares included in the Greenidge financial statements include approximately 1.1 million shares related to options and restricted shares of Greenidge.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

GREENIDGE GENERATION HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40808	86-1746728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Plant Road Dresden, NY	14441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 536-2359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	GREE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement and Registration Rights Agreement

On September 15, 2021, Greenidge Generation Holdings Inc. (the “Company,” “we,” “us” or “our”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital, LLC (“B. Riley Principal Capital”). Pursuant to the Purchase Agreement, the Company has the right to sell to B. Riley Principal Capital up to the lesser of (i) $500,000,000 of newly issued shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley Principal Capital under the Purchase Agreement.

Upon the satisfaction of the conditions to B. Riley Principal Capital’s purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by B. Riley Principal Capital of shares of Common Stock issued to it by the Company under the

Purchase Agreement (the “Initial Resale Registration Statement”), which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the Commencement, to direct B. Riley Principal Capital to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement by delivering written notice to B. Riley Principal Capital prior to the commencement of trading of the Common Stock on The Nasdaq Global Select Market on any trading day, so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such trading day is not less than the specified threshold price set forth in the Purchase Agreement and (ii) all shares of Common Stock subject to all prior purchases by B. Riley Principal Capital under the Purchase Agreement have theretofore been received by B. Riley Principal Capital electronically as set forth in the Purchase Agreement. The purchase price of the shares of Common Stock that we elect to sell to B. Riley Principal Capital pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”) during the applicable purchase date on which the Company has timely delivered written notice to B. Riley Principal Capital directing it to purchase shares under the Purchase Agreement, less a fixed 5% discount to such VWAP, which shall be increased to 6% at such time that the Company has received aggregate cash proceeds of $200,000,000 from all prior sales of Common Stock to B. Riley Principal Capital.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to B. Riley Principal Capital. Actual sales of shares of our Common Stock to B. Riley Principal Capital under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to B. Riley Principal Capital under the Purchase Agreement more than 7,668,250 shares of Common Stock equal to 19.99% of the combined shares of Class A and Class B Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in B. Riley Principal Capital beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to B. Riley Principal Capital. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering (with certain limited exceptions) into a “Variable Rate Transaction,” as defined in the Purchase Agreement. B. Riley Principal Capital has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary after the effective date of the Initial Registration Statement (which term may not be extended by the parties), (ii) the date on which B. Riley Principal Capital shall have purchased $500,000,000 of shares of Common Stock from the Company under the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Global Select Market or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, and (iv) the date on which the Company commences a voluntary bankruptcy proceeding or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice to B. Riley Principal Capital. Neither the Company nor B. Riley Principal Capital may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties after the date that is one trading day immediately prior to the date on which the Initial Resale Registration Statement is filed by the Company with the SEC.

As consideration for B. Riley Securities’ commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company paid B. Riley Principal Capital a cash commitment fee of $2,000,000.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

The shares of Common Stock that have been and may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. B. Riley Principal Capital has represented to the Company in the Purchase Agreement that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards the public sale or distribution thereof in violation of applicable U.S. federal securities laws or applicable state securities or “Blue Sky” laws.

Item 8.01	Other Events – Notice of Proposed Registered Notes Offering

The company intends to file a registration statement on Form S-1 (the “Notes Registration Statement”) under the Securities Act pursuant to which it will offer senior unsecured notes (the “Notes”) in an underwritten public offering (the “Notes Offering”). The specific terms and tenor of the Notes have not yet been determined, but the company currently anticipates an offering size of approximately $75 million with a 15% overallotment option and a tenor of 5 years, with customary redemption features for notes of this type. The Company intends to use the net proceeds from the Notes Offering for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments. The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. The Offering is subject to market and other conditions, including the effectiveness of the Notes Registration Statement to be filed under the Securities Act.

This notice of the proposed Notes Offering is being made pursuant to and in accordance with Rule 135 under the Securities Act. As required by Rule 135, this announcement does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Item 8.01	Other Events – Bitcoin Miner Order

The company has announced its order of 10,000 S19j Pro bitcoin miners representing 1 Exahash of mining capacity from Bitmain Technologies. The miners are currently scheduled to be delivered in the second and third quarters of 2022. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of September 15, 2021, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC

10.2	Registration Rights Agreement, dated as of September 15, 2021, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC

99.1	Press Release dated September 15, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENIDGE GENERATION HOLDINGS INC.

Dated: September 15, 2021	By:	/s/ Jeffrey Kirt
Jeffrey Kirt
Chief Executive Officer

Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Dated as of September 15, 2021

by and between

GREENIDGE GENERATION HOLDINGS INC.

and

B. RILEY PRINCIPAL CAPITAL, LLC

i

ii

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of September 15, 2021 (this “Agreement”), by and between B. Riley Principal Capital, LLC, a Delaware limited liability company (the “Investor”), and Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $500,000,000 in aggregate gross purchase price of newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.3);

WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and/or Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Common Stock by the Company to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay the Cash Commitment Fee to the Investor, by wire transfer of immediately available funds, on the Closing Date, pursuant to and in accordance with Section 10.1(ii);

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $500,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1, to the offices of Dorsey & Whitney LLP, 51 West 52nd Street, New York, NY 10019-6119, at 7:30 a.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The delivery of Shares in respect of each VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.2, provided that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, not later than 9:00 a.m., New York City time, on the date of this Agreement, file with the Commission a Current Report on Form 8-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof, including, without limitation, the Cash Commitment Fee payable by the Company to the Investor in accordance with Section 10.1(ii), and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated hereby and thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall use its commercially reasonable efforts to file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

ARTICLE III

PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice, after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time, on a VWAP Purchase Date, to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on such VWAP Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may timely deliver a VWAP Purchase Notice to the Investor as often as every Trading Day, so long as (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Trading Day is not less than the Threshold Price, and (ii) all Shares subject to all prior VWAP Purchases theretofore required to have been received by the Investor as DWAC Shares under this Agreement have been delivered to the Investor as DWAC Shares in accordance with this Agreement. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount in such VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the VWAP Purchase Date for each VWAP Purchase, the Investor shall provide to the Company a written confirmation for such VWAP Purchase (each, a “VWAP Purchase Confirmation”) setting forth the applicable VWAP Purchase Price per Share to be paid by the Investor in such VWAP Purchase, and the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.2. Settlement. The Shares constituting the applicable VWAP Purchase Share Amount purchased by the Investor in each VWAP Purchase shall be delivered to the Investor as DWAC Shares not later than 1:00 p.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Date for such VWAP Purchase (the “VWAP Purchase Share Delivery Date”) (it being acknowledged and agreed that the Company may not deliver any additional VWAP Purchase Notice to the Investor until all such Shares subject to such VWAP Purchase, and all Shares subject to all prior VWAP Purchase Notices, have been received by the Investor as DWAC Shares in accordance with this Agreement). For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (a) the total number of Shares purchased by the Investor in such VWAP Purchase and (b) the applicable VWAP Purchase Price for such Shares (the “VWAP Purchase Amount”), as full payment for such Shares purchased by the Investor in such VWAP Purchase, via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase, provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase on such VWAP Purchase Share Delivery Date in accordance with the first sentence of this Section 3.2, or, if any of such Shares are received by the Investor after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the Investor fails to pay the VWAP Purchase Amount when due, the Investor will return the DWAC Shares to the Company. If the Company or the Transfer Agent shall fail for any reason to deliver to the Investor, as DWAC Shares, any Shares purchased by the Investor in a VWAP Purchase prior to 10:30 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company on such VWAP Purchase Share Delivery Date in respect of such VWAP Purchase, then the Company shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase. The Company shall not issue any fraction of a share of Common Stock to the Investor in connection with any VWAP Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

Section 3.3. Compliance with Rules of Trading Market.

(a) Exchange Cap. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 7,668,250 shares of Common Stock (representing 19.99% of the combined shares of Common Stock plus the shares of the Company’s class B common stock, par value $0.0001 per share (the “Class B Stock”), in each case issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(b) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market. The provisions of this Section 3.3 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99 % of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next business day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to properly give effect to the limitations contained in this Section 3.4.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its Board of Directors or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor is acquiring the Shares hereunder in the ordinary course of its business.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Shares. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. During the Investment Period, the Investor will not acquire for its own account any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase if the Company or its transfer agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase to the Investor on the applicable VWAP Purchase Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Shares. The Investor represents, warrants and covenants that it will resell such Shares only pursuant to the Registration Statement in which the resale of such Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations.

Section 4.14. Residency. The Investor is a resident of the State of California.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. The Company is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Shares in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Amended and Restated Certificate of Incorporation as in effect on the Closing Date (the “Charter”), and the Company’s Amended and Restated Bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4. Issuance of Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Shares, if and when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. At or prior to Commencement, the Company shall have duly authorized and reserved a number of shares of Common Stock equal to the Exchange Cab for issuance and sale as Shares to the Investor pursuant to VWAP Purchases that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date, pursuant to this Agreement.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act, any applicable state securities laws and applicable rules of the Trading Market, the Company is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Shares to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. SEC Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Since August 10, 2021, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all filings required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act (the “SEC Documents”). As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each SEC Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each VWAP Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each VWAP Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each SEC Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its then consolidated Subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its then consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The summary consolidated financial data included or incorporated by reference in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Commission Documents, as of and at the dates indicated. The pro forma condensed combined financial statements and the pro forma combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Commission Documents comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) Armanino LLP, whose report on the consolidated financial statements of the Company as of and for the years ended December 31, 2020 and 2019 included in the Company Form S-4 Registration Statement and in the Company Merger Proxy Statement/Prospectus, has informed the Company that they are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

(d) The Company has timely filed all certifications and statements the Company is required to file under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

Section 5.7. Subsidiaries.

(a) Each Subsidiary of the Company has been duly formed or organized, is validly existing under the applicable laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Each of the Company’s Subsidiaries is duly licensed or qualified and in good standing (or equivalent status as applicable) as a foreign corporation (or other entity, if applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not be expected to have a Material Adverse Effect.

(b) Except as set forth in the Commission Documents, as of the Closing Date and as of the Commencement Date, (i) the Company owns and will own, directly or indirectly, the equity interests in its Subsidiaries as set forth in the Commission Documents, in each case, free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, other than restrictions imposed by applicable securities laws; and (ii) all equity interests in the Subsidiaries owned by the Company, directly or indirectly, have been duly authorized, validly issued, fully paid and non-assessable.

Section 5.8. No Material Adverse Effect; Absence of Certain Changes. Except as disclosed in the Commission Documents, since the date of the most recent audited financial statements of the Company included or incorporated by reference in the Commission Documents, (a) there has not occurred any Material Adverse Effect, or any development that would result in a Material Adverse Effect, and (b) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects.

Section 5.9. No Material Defaults. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. Since August 10, 2021, the Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

Section 5.10. Material Contracts. Neither the Company nor any of its Subsidiaries is in material breach of or default in any respect under the terms of any Material Contract and, to the Knowledge of the Company, as of the date hereof, no other party to any Material Contract is in material breach of or default under the terms of any Company Material Contract. Each Material Contract is in full force and effect and is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, is a valid and binding obligation of each other party thereto. The Company has not received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise, or not renew, any Material Contract.

Section 5.11. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12. Real Property; Other Property.

(a) Except as set forth in the Commission Documents, the Company and its Subsidiaries own, lease or otherwise have a valid right to use, all real property that is material to its business, good and marketable title in fee simple to all real property owned by them that is material to its business and good and marketable title in all personal property and equipment owned by them that is material to its business, in each case free and clear of all Encumbrances, except for Permitted Encumbrances. The Company has not received written notice of any proposed condemnation proceeding and, to the Knowledge of the Company, there is no condemnation proceeding threatened with respect to any of its property or facilities that are material to the business of the Company and its Subsidiaries.

(b) All Bitcoin antminers owned or leased by the Company and its Subsidiaries (“Antminers”) are owned or rightfully possessed by, operated by and under the control of the Company and its Subsidiaries. There has been no failure, breakdown or continued substandard performance of any Antminers that has caused a material disruption or interruption in or to the use of the Antminers or the related operation of the business of the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Antminers are maintained and in good working condition to perform all computing, information technology and data processing operations necessary for the operations of the Company and its Subsidiaries. The Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to: (a) protect the Antminers from contaminants, hacks and other malicious external or internal threats; (b) ensure continuity of operations with adequate energy supply and minimal uptime required; and (c) provide for the remote-site back-up of data and information critical to the Company and its Subsidiaries to avoid disruption or interruption to the business of the Company and its Subsidiaries. The Company and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans and procedures.

(c) The Intellectual Property and real and personal property, including the Antminers, owned by the Company and its Subsidiaries, and the rights granted to the Company and its Subsidiaries under any inbound license agreements for the Antminers or any Software required to operate the Antminers for the Bitcoin mining business constitute all the assets necessary to enable the Company and its Subsidiaries to operate the Bitcoin mining business after the Closing Date in substantially the same manner as such Bitcoin mining business is currently conducted and proposed to be conducted.

Section 5.13. Actions Pending. There are no legal or governmental proceedings pending or, to the Knowledge of the Company, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Commission Documents and proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Commission Documents or (ii) that are required to be described in the Commission Documents and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in any of the Commission Documents or to be filed as exhibits to any of the Commission Documents that are not described or filed as required.

Section 5.14. Compliance with Law. The Company has not received written notice from any Person that it, or any of its Subsidiaries, is not conducting its business in compliance with all laws, rules and regulations of the jurisdictions in which the Company or any of its Subsidiaries is conducting business that are applicable to the Company or any of its Subsidiaries, or any of their respective businesses or properties, except where such non-compliance with such laws, rules and regulations would not result in a Material Adverse Effect.

Section 5.15. Certain Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement.

Section 5.17. Operation of Business.

(a) The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state or local governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 5.17(a) does not relate to environmental matters, such items being the subject of Section 5.18.

(b) The Company owns or possesses or has the right to use all Intellectual Property owned by the Company or any of its Subsidiaries or used by the Company or any of its Subsidiaries in the conduct of their respective businesses as currently conducted, without any known infringement or other violation of the Intellectual Property rights of any Person. To the Knowledge of the Company, no product or service marketed or sold (or proposed to be marketed or sold) by the Company infringes, misappropriates or otherwise violates any Intellectual Property rights of any other Person. Neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated, or by conducting its business, would infringe, misappropriate or otherwise violate any Intellectual Property of any other Person.

(c) The Company and its Subsidiaries have taken commercially reasonable efforts to maintain the confidentiality of all material trade secrets and other material confidential information of the Company and its Subsidiaries and any confidential information owned by any Person to whom the Company or any of its Subsidiaries has a written confidentiality obligation.

(d) The Company and its Subsidiaries deposit all of their crypto assets, including any Bitcoin mined, in digital wallets held or operated by the Company, its Subsidiaries or a third party pursuant to a third-party agreement (the “Wallets”). The Company and its Subsidiaries have taken commercially reasonable steps to protect the Wallets and crypto assets, including by adopting security protocols to prevent, detect and mitigate inappropriate or unauthorized access to the Wallets and crypto assets.

Section 5.18. Environmental Compliance. Except as set forth in the Commission Documents and as would not reasonably be expected to result in a Material Adverse Effect (a) the Company and each of its Subsidiaries is and at all times has been in compliance with all Environmental Laws; (b) the Company and each of its Subsidiaries holds and is in compliance with all Environmental Permits required for the operation of their respective business; (c) there has been no Release on, upon, into or from any site currently or, to the Knowledge of the Company, heretofore owned, leased or otherwise operated by the Company or any of its Subsidiaries that requires any Remedial Action pursuant to Environmental Law; (d) to the Knowledge of the Company, there have been no Hazardous Materials generated by the Company or any of its Subsidiaries that have been disposed of by or on behalf of the Company or any Subsidiary at any site that has been included in any published U.S. federal or state “Superfund” site list; (e) none of the Company or any of its Subsidiaries has received any request for information arising under Environmental Laws regarding a property to which Hazardous Materials generated by the Company or any of its Subsidiaries have been transported for disposal; (f) none of the Company or any of its Subsidiaries is a party to, nor has received written notice of, any pending or threatened action, claim, suit, arbitration, litigation, proceeding or investigation (whether civil, criminal or administrative) by or before any court or grand jury, any governmental authority or any arbitration or mediation tribunal arising under Environmental Laws; and (h) none of the Company or any of its Subsidiaries is a party to any material judgment, order, decree, settlement agreement, or similar arrangement imposing on it any liability or obligation, including the obligation to perform Remedial Action, under any applicable Environmental Laws that remain unfulfilled, and has not assumed, by contract or operation of law, the liabilities under Environmental Laws of any other Person.

Section 5.19. No Improper Practices. (i) Neither the Company nor, to the Company’s Knowledge, the Subsidiaries, nor to the Company’s Knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Commission Documents; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, the Subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Commission Documents that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, any of its Subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Commission Documents that is not so described; (iv) except as disclosed in the Commission Documents, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any of its Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any employee or agent of the Company or any of its Subsidiaries has made any payment of funds of the Company or any of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Commission Documents.

Section 5.20. Transactions With Affiliates. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, stockholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act or the Exchange Act to be disclosed in the Commission Documents, which is not so disclosed.

Section 5.21. Labor Disputes. None of the Company nor any of its Subsidiaries is bound by or subject to any collective bargaining or similar agreement with any labor union, and, to the Knowledge of the Company, none of the employees, representatives or agents of the Company or any of its Subsidiaries is represented by any labor union. The Company and its Subsidiaries have complied with all employment laws applicable to employees of the Company and its Subsidiaries, except where non-compliance with any such employment laws would not have a Material Adverse Effect.

Section 5.22. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.23. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.24. Reserved.

Section 5.25. Taxes. The Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which have had a Material Adverse Effect, nor does the Company have any notice or Knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

Section 5.26. Insurance. Except as would not be material to the Company and its Subsidiaries taken as whole, the Company and its Subsidiaries maintain insurance with insurers in such amounts and against such risks as the management of the Company has in good faith determined to be prudent and appropriate, and all material insurance policies maintained by or for the benefit of the Company or any of its Subsidiaries are in full force and effect.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Shares in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Section 4.9 through 4.13), the Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 5.29. No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Shares could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Shares to be purchased by the Investor pursuant to a VWAP Purchase is, upon the Company’s delivery to the Investor of a VWAP Purchase Notice for a VWAP Purchase in accordance with this Agreement, absolute and unconditional following the delivery of such VWAP Purchase Notice to the Investor, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.32. Shell Company Status. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Shares and the Investor’s ownership of the Shares.

Section 5.35. OFAC. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries will knowingly, directly or indirectly, use the proceeds from the sale of Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 5.36. Information Technology; Compliance with Data Privacy Laws. (i)(x) To the knowledge of Company, there has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data, equipment or technology (collectively, “IT Systems and Data”) that would result in a Material Adverse Effect and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that would result in a Material Adverse Effect; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 5.37. Acknowledgement Regarding Investor’s Acquisition of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase. Without limiting the generality of the foregoing, as of the Commencement Date the Company shall have reserved, out of its authorized and unissued Common Stock, a number of shares of Common Stock equal to the Exchange Cap solely for the purpose of effecting VWAP Purchases under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Shares purchased by the Investor hereunder on the Trading Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company shall comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Shares under the Registration Statement in any material respect.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit and the dates and VWAP Purchase Share Amount for each VWAP Purchase.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Company’s right to deliver to the Investor any VWAP Purchase Notice or the settlement thereof. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party without the prior written consent of the other party. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of a VWAP Purchase not later than the VWAP Purchase Share Delivery Date. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares issuable pursuant to the VWAP Purchase to which such VWAP Purchase Notice relates.

Section 6.9. Selling Restrictions.

(i) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII (the “Restricted Period”), none of the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is unconditionally obligated to purchase under a pending VWAP Purchase Notice but has not yet received from the Company or the Transfer Agent pursuant to this Agreement, so long as (X) such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such VWAP Purchase Notice to the purchaser thereof or the applicable Broker-Dealer promptly upon such Restricted Person’s receipt of such Shares from the Company in accordance with Section 3.2 of this Agreement and (Y) neither the Company or the Transfer Agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are received by the Investor as DWAC Shares on the applicable VWAP Purchase Share Delivery Date in accordance with Section 3.2 of this Agreement, including, without limitation, within the time period specified for receipt of such Shares by the Investor or its Broker-Dealer as DWAC Shares from the Company or the Transfer Agent.

(ii) In addition to the foregoing, in connection with any sale of Shares (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to demonstrate to the Investor in writing within 24 hours that such information does not constitute material, non-public information or the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Shares at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13. Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14. Disclosure Schedule.

(i) The Company may, from time to time, update a disclosure schedule (the “Disclosure Schedule”) as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific VWAP Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15. Delivery of Bring Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following (i) the end of each PEA Period, if the Company is required under the Securities Act to file with the Commission (A) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Shares by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Company files with the Commission (A) a Prospectus Supplement to the Prospectus contained in the Initial Registration Statement or any New Registration Statement under the Securities Act, (B) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (C) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, and (D) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 6.15), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 6.15), in each case of this clause (ii) if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any New Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Shares by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of this clause (ii), not more than once per calendar quarter, the Company shall deliver to the Investor a Compliance Certificate, dated such date, and (II) cause to be furnished to the Investor an opinion “bring-down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring-Down Opinion”) and (III) cause to be furnished to the Investor a comfort letter “bring-down” from the independent registered public accountants of the Company, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable.

ARTICLE VII

CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND

PURCHASE OF THE SHARES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Payment of Cash Commitment Fee. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date hereof, the Cash Commitment Fee in accordance with Section 10.1(ii), all of which Cash Commitment Fee shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, and (b) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Shares by the Investor.

(v) Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the

Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x) Listing of Shares. All of the Shares that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xiv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock a number of shares of Common Stock equal to the Exchange Cap solely for the purpose of effecting VWAP Purchases under this Agreement.

(xv) Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinions and negative assurances from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

(xvi) Comfort Letter of Armanino LLP. On the Commencement Date, the Investor shall have received from Armanino LLP, the independent registered chartered professional accountants for the Company, a letter dated the Commencement Date addressed to the Investor, in form and substance reasonably satisfactory to the Investor with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus, and any Prospectus Supplement, except that the specific date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Commencement Date.

(xvii) Comfort Letter of Plante Moran LLP. On the Commencement Date, the Investor shall have received from Plante Moran LLP, the independent registered chartered professional accountants for Support.com, Inc., a letter dated the Commencement Date addressed to the Investor, in form and substance reasonably satisfactory to the Investor with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus, and any Prospectus Supplement except that the specific date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Commencement Date.

Section 7.3. Conditions Precedent to VWAP Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at the applicable VWAP Purchase Commencement Time for the VWAP Purchase to be effected pursuant to the applicable VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement (each such time, a “VWAP Purchase Condition Satisfaction Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiv) set forth in Section 7.2 shall be satisfied at the applicable VWAP Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable VWAP Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(v).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable VWAP Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Date and (b) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to the Transfer Agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission.

(vii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (a) exceed the applicable VWAP Purchase Maximum Amount, (b) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded, or (c) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (c), unless the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior VWAP Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

(x) Bring-Down Opinions of Company Counsel, Bring-Down Comfort Letters and Compliance Certificates. The Investor shall have received (a) all Bring-Down Opinions from outside counsel to the Company for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, (b) all Bring-Down comfort letters provided by the Company’s auditors and delivered to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase and (c) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, in each case in accordance with Section 6.15.

ARTICLE VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Effective Date of the Initial Registration Statement (it being hereby acknowledged and agreed that such term may not be extended by the parties hereto), (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any other Eligible Market, and (iv) the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon three (3) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have paid the Cash Commitment Fee to the Investor required to be paid pursuant to Section 10.1(ii) of this Agreement prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon three (3) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Company is in breach or default in any material respect of any of its covenants and agreements the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 15 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4 of this Agreement; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 45 consecutive Trading Days or for more than an aggregate of 90 Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of five (5) consecutive Trading Days; or (f) the Company is in material breach or default of any of its covenants and agreements contained in this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 15 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4 of this Agreement. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or if the Common Stock is then listed on an Eligible Market, under the applicable rules and regulations of such Eligible Market), the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market (or such Eligible Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of thirty (30) days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the second (2nd) Trading Day immediately following the date on which the purchase of Shares by the Investor pursuant to any pending VWAP Purchase has been fully settled, including, without limitation, the delivery by the Company to the Investor of all Shares purchased by the Investor pursuant to such pending VWAP Purchase as DWAC Shares on the applicable VWAP Purchase Share Delivery Date therefor, and the delivery by the Investor to the Company of the aggregate VWAP Purchase Price payable by the Investor for such Shares, in each case in accordance with the settlement procedures set forth in Section 3.2 of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase that has not fully settled, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, or (iii) affect the Cash Commitment Fee payable to the Investor pursuant to Section 10.1(ii), it being hereby acknowledged and agreed that the entire amount of the Cash Commitment Fee shall be fully earned by the Investor and shall be non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which it is a party.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

ARTICLE X

MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Cash Commitment Fee; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares pursuant hereto.

(ii) Cash Commitment Fee. In consideration for the Investor’s execution and delivery of this Agreement on the Closing Date, the Company shall pay to the Investor the Cash Commitment Fee on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement. For the avoidance of doubt, the entire amount of the Cash Commitment Fee shall be fully earned by the Investor and shall be non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iii) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by Investor are maintained any Registrable Securities included in the Initial Registration Statement as DWAC Shares, if and when such Registrable Securities are issued in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.2 by crediting the Investor’s account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iii) will be given by the Company to its Transfer Agent, or any successor transfer agent of the Company, with respect to the Shares from and after Commencement, and the Registrable Securities covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iii) within three (3) Trading Days after the date on which the Investor has provided any deliverables that the Investor may be required to provide to the Company or its Transfer Agent (if any), the Company shall, at the Investor’s written instruction, purchase from the Investor all shares of Common Stock purchased or acquired by the Investor pursuant to this Agreement that contain any restrictive legend or that have any stop transfer orders maintained that prohibit or impede the transfer thereof in any respect at the greater of (i) the purchase price paid by the Investor for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. All exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Greenidge Generation Holdings Inc.

590 Plant Road

Dresden, NY 14441

Telephone Number: (315) 536-2359

Email: jkirt@greenidge.com

Attention: Jeffrey E. Kirt

With a copy (which shall not constitute notice) to:

Greenidge Generation Holdings Inc.

590 Plant Road

Dresden, NY 14441

Telephone Number: (315) 536-2359

Email: trainey@greenidgellc.com

Attention: Timothy Rainey

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Telephone Number: (202) 508-8000

Email: chris.zochowski@shearman.com

richard.alsop@shearman.com

Attention: Christopher M. Zochowski, Esq.

Richard Alsop, Esq.

If to the Investor:

B. Riley Principal Capital, LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Telephone Number: (310) 966-1444

Email: legal@brileyfin.com

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

Telephone Number: (212) 415-9214

Email: marsico.anthony@dorsey.com

Attention: Anthony J. Marsico, Esq.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of thirty (30) days following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

GREENIDGE GENERATION HOLDINGS INC.:

By:	/s/ Jeffrey Kirt

Name:	Jeffrey Kirt
Title:	Chief Executive Officer

B. RILEY PRINCIPAL CAPITAL, LLC:

By:	/s/ Nick Capuano

Name:	Nick Capuano
Title:	Chief Investment Officer

ANNEX I TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Antminers” shall have the meaning assigned to such term in Section 5.12(b).

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“Bloomberg” means Bloomberg, L.P.

“Bring-Down Opinion” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“Cash Commitment Fee” shall mean an amount in cash equal to $2,000,000.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Class B Common Stock” shall have the meaning assigned to such term in Section 3.3.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) the Company’s registration statement on Form S-4 (File No. 333-255741) initially filed with the Commission on May 4, 2021, including any related prospectus or prospectuses, for the registration of the Common Stock to be issued pursuant to the agreement and plan of merger by and among the Company, Support.com, Inc. and GGH Merger Sub, Inc., as amended, on file with the Commission at the time such registration statement became effective, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act (the “Company Form S-4 Registration Statement”), (2) the proxy statement/prospectus, dated August 10, 2021, including all documents incorporated or deemed incorporated therein by reference, included in the Registration Statement, as it may be supplemented, in the form in which such proxy statement/prospectus has most recently been filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Company Merger Proxy Statement/Prospectus”), (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since August 10, 2021, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Contract” means any written or oral legally binding contract, agreement, understanding, arrangement, subcontract, loan or credit agreement, note, bond, indenture, mortgage, purchase order, deed of trust, lease, sublease, instrument, or other legally binding commitment, obligation or undertaking.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company to the Investor’s or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Eligible Market” means The Nasdaq Global Market, The Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien or encumbrance, covenant, condition, restriction, easement, charge, right of first refusal or first offer, or other restriction on title or transfer of any nature whatsoever.

“Environmental Law” means any statute, law, ordinance, regulation, rule or code concerning or relating to: (i) the protection of the environment or natural resources or, as such relates to exposure to Hazardous Materials, human health and safety (including workplace and industrial hygiene); (ii) the presence, Release, generation, use, management, handling, transportation, treatment, storage or disposal of Hazardous Materials; (iii) noise or odor including, without limitation, in the United States, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 5101; the Safe Drinking Water Act, 42 U.S.C. 300f, et seq.; as it relates to exposure to Hazardous Materials, the Occupational Safety and Health Act, 29 U.S.C. 651, et seq.; the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. 11001, et seq.; the Atomic Energy Act, 42 U.S.C. 2014, et seq.; the Endangered Species Act, 16 U.S.C. 1531, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136, et seq.; the Clean Air Act, 42 U.S.C. 7401, et seq.; and the state and local analogues of each of the foregoing federal statutes.

“Environmental Permit” means any Permit, approval, identification number, registration, exemption or license required pursuant to any applicable Environmental Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.3(a) hereof.

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Shares issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Common Stock issued by the Company to the Investor or an Affiliate of the Investor in connection with any “equity line of credit” or other continuous offering or similar offering of Common Stock pursuant to a written agreement between the Company and the Investor or an Affiliate of the Investor, whereby the Company may sell Common Stock to the Investor or an Affiliate of the Investor at a future determined price, or (e) Common Stock issued by the Company by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, exclusively to or through B. Riley Securities, Inc., as the Company’s sales agent, pursuant to one or more written agreements between the Company and B. Riley Securities, Inc.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Hazardous Material” means any substance, material, or other matter regulated as toxic or hazardous, or as a contaminant or for which standards are imposed, by any governmental authority because of its deleterious impact on the environment including but not limited to petroleum and petroleum byproduct and distillates, asbestos and asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, mold, radon gas, radioactive substances, and poly- and perfluoroalkyl substances.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property” means all intellectual property and intellectual property rights of every kind and description throughout the world, including all U.S. and non-U.S.: (a) trademarks, trade dress, service marks, certification marks, logos, slogans, design rights, names, corporate names, trade names, Internet domain names, URLs, social media accounts and addresses and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (collectively, “Marks”); (b) patents and patent applications, and any and all related national or international counterparts thereto, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions thereof (collectively, “Patents”); (c) copyrights and copyrightable subject matter, including databases, data collections (including knowledge databases, customers lists and customer databases) and rights therein, web site content, rights to compilations, collective works and derivative works, and the right to create collective and derivative works (collectively, “Copyrights”); (d) rights in Software; (e) rights under applicable trade secret law and any and all other confidential or proprietary information, know-how, inventions, processes, formulae, models, and methodologies including research in progress, algorithms, data, databases, data collections, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, source code, source code documentation, beta testing procedures and beta testing results (collectively, “Trade Secrets”); (f) all applications and registrations, renewals and extensions for the foregoing; and (g) all rights and remedies against past, present, and future infringement, misappropriation or other violation thereof.

“Investment Period” means the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“IT Systems and Data” shall have the meaning assigned to such term in Section 5.36.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer, the Company’s President, and the Company’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that with respect to clause (ii), in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” (except in the case of clause (a), (b), (d) and (f), in each case, to the extent that such event, change, circumstance or development disproportionately affects the Company and its Subsidiaries, taken as a whole, as compared to other Persons operating in any of the industries in which the Company or any of its Subsidiaries operates): (a) any change or development after the date hereof in applicable laws or GAAP or any official interpretation thereof, (b) any change or development after the date hereof in interest rates or economic, political, legislative, regulatory, financial, commodity, currency, bitcoin mining, cryptocurrency, electricity or natural gas conditions or other market conditions generally affecting any of the foregoing, the economy or the industry in which the Company or any of its Subsidiaries operates, (c) the announcement or the execution of this Agreement and the Registration Rights Agreement, or the performance of the Company’s obligations under the Transaction Documents, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, regulatory agencies, partners, providers and employees (provided, that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.5 and, to the extent related thereto, the conditions in Section 7.1(ii) and Section 7.2(i)), (d) any change or development generally affecting any of the industries or markets in which the Company or any of its Subsidiaries operates, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), weather condition, explosion, fire, act of God or other force majeure event (other than any such event resulting in material destruction or permanent damage to the Company powerplant and/or a material portion of the equipment located therein, all of which may be taken into account for purposes of determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), or (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel.

“Material Contracts” means any other Contract that is expressly referred to in or filed or incorporated by reference as an exhibit to a Commission Document or that, individually or in the aggregate, if terminated or subject to default by a party thereto, would have or would reasonably be expected to have a Material Adverse Effect.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iii).

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permitted Encumbrances” means (a) liens for taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP on the applicable financial statements; (b) mechanics’, materialmens’, carriers’, workers’, repairers’ and other similar Encumbrances or security obligations incurred in the ordinary course of business and arising by operation of law or the validity or amount of which is being contested in good faith by appropriate proceedings; (c) pledges, deposits or other Encumbrances securing the performance of bids, trade Contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation); (d) Encumbrances and other imperfections of title that do not materially impair the use or occupancy of the property to which they relate in the conduct of the business of the Company and its Subsidiaries as currently conducted; (e) Encumbrances arising under conditional sales Contracts and equipment leases with third parties and other Encumbrances arising on assets and products sold in the ordinary course of business consistent with past practice and non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice; (f) landlords’ liens and Encumbrances on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising therefrom or benefiting or created by any superior estate, right or interest; (g) any zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities; (h) all covenants, conditions, restrictions, easements, charges, rights-of-way and other similar matters of record or that would be disclosed by an accurate survey or inspection of the real property, in each case that do not materially impair the use or occupancy of the property to which they relate in the conduct of the business of the Company and its Subsidiaries as currently conducted; (i) Encumbrances identified in the financial statements included or incorporated by reference in the Commission Documents; (j) Encumbrances created or incurred under the equipment financing arrangements or equipment loans; and (k) Encumbrances on equity or debt securities resulting from applicable securities laws.

“Permits” shall have the meaning assigned to such term in Section 5.17(a).

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon, from, or migrating through of Hazardous Materials, within or into, the air or any soil, sediment, subsurface strata, surface water or groundwater, natural resources or structure.

“Remedial Action” means any action required to investigate, clean up, remove or remediate, or conduct remedial, responsive, monitoring or corrective actions with respect to, any presence or Release of Hazardous Materials.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sanctions” shall have the meaning assigned to such term in Section 5.35.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Software” means any computer programs (whether in source code, object code or other form, and including software-as-a-service), algorithms, databases, compilations and data technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing.

“Subsidiary” shall mean any corporation or other entity, other than Support.com, Inc., of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Threshold Price” means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Threshold Price” shall mean the lower of (i) such adjusted price and (ii) $1.00.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Stock is then listed on an Eligible Market, such Eligible Market is open for trading (regular way), including any day on which the Trading Market (or such Eligible Market, as applicable) is open for trading (regular way) for a period of time less than the customary time.

“Trading Market” means The Nasdaq Global Select Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Commission Documents) and the exhibits hereto, the Registration Rights Agreement and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 7.3.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the applicable VWAP Purchase Date, or such later time on such VWAP Purchase Date publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open (or commencement) of trading (regular way) on the Trading Market (or such Eligible Market, as applicable) on such VWAP Purchase Date.

“VWAP Purchase Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor receives, after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of shares of Common Stock equal to the lesser of (i) a number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than the Beneficial Ownership Limitation and (ii) a number of Shares equal to (A) the VWAP Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the applicable VWAP Purchase Period on the applicable VWAP Purchase Date for such VWAP Purchase.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the applicable VWAP Purchase Date for such VWAP Purchase beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Termination Time.

“VWAP Purchase Price” means, (i) with respect to a VWAP Purchase made pursuant to Section 3.1 on a VWAP Purchase Date on which the Company theretofore shall have received from the Investor total aggregate cash proceeds equal to or less than $200,000,000 as payment for all VWAP Purchase Share Amounts theretofore purchased by the Investor in all prior VWAP Purchases made under this Agreement that theretofore have been fully settled in accordance with Section 3.2 of this Agreement, the purchase price per Share to be purchased by the Investor in such VWAP Purchase on such VWAP Purchase Date equal to ninety-five percent (95.0%) of the VWAP over the applicable VWAP Purchase Period on such VWAP Purchase Date for such VWAP Purchase, and (ii) with respect to a VWAP Purchase made pursuant to Section 3.1 on a VWAP Purchase Date occurring on any Trading Day from and after the date on which the Company shall have received from the Investor total aggregate cash proceeds equal to $200,000,000 as payment for all VWAP Purchase Share Amounts purchased by the Investor in all VWAP Purchases made on or prior to such date under this Agreement, the purchase price per Share to be purchased by the Investor in such VWAP Purchase on such VWAP Purchase Date equal to ninety-four percent (94.0%) of the VWAP over the applicable VWAP Purchase Period on such VWAP Purchase Date for such VWAP Purchase (in each case of clauses (i) and (ii) hereof, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.2.

“VWAP Purchase Share Percentage” means, with respect to a VWAP Purchase made pursuant to Section 3.1, thirty percent (30%).

“VWAP Purchase Termination Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 4:00 p.m., New York City time, on the applicable VWAP Purchase Date, or such earlier time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of trading (regular way) on the Trading Market on such applicable VWAP Purchase Date.

“Wallets” shall have the meaning assigned to such term in Section 5.17(d).

EXHIBIT A TO THE

COMMON STOCK PURCHASE AGREEMENT

[TO BE FURNISHED SEPARATELY]

A-1

EXHIBIT B TO THE

COMMON STOCK PURCHASE AGREEMENT

CERTIFICATE OF THE COMPANY

CLOSING CERTIFICATE

[•], 2021

The undersigned, the [•] of Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of September 15, 2021 (the “Agreement”), by and between the Company and B. Riley Principal Capital, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof (the “Bylaws”), and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company via unanimous written consent on [•], 2021.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name:
Title:

B-1

EXHIBIT C TO THE

COMMON STOCK PURCHASE AGREEMENT

COMPLIANCE CERTIFICATE

The undersigned, the [•] of Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of September 15, 2021 (the “Agreement”), by and between the Company and B. Riley Principal Capital, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [•] of the Company.

2. Except as set forth in the Commission Documents, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement][on or prior to the date hereof].

4. The Shares issuable in respect of each VWAP Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares.

5. As of [the Commencement Date][the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date][the date hereof], the Company has reserved out of its authorized and unissued Common Stock [•] shares of Common Stock solely for the purpose of effecting VWAP Purchases under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

The undersigned has executed this Certificate this [•] day of [•], 202[•].

By:

Name:

Title:

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 15, 2021, is by and between B. Riley Principal Capital, LLC, a Delaware limited liability company (the “Investor”), and Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to the lesser of (i) $500,000,000 in aggregate gross purchase price of newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.3 of the Purchase Agreement), as provided for therein.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Closing Date” shall mean the date of this Agreement.

(g) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(h) “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

(i) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(j) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(k) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(l) “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(m) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(n) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(o) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(p) “New Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(q) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(r) “Prospectus” means the prospectus in the form included in the Registration Statement at the applicable Effective Date of the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(s) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(t) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

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(u) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(v) “Registrable Securities” means all of (i) the Shares and (ii) any capital stock of the Company issued or issuable with respect to such Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f).

(w) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(x) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(y) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(z) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(aa) “Staff” shall have the meaning assigned to such term in Section 2(e).

(bb) “Violations” shall have the meaning assigned to such term in Section 6(a).

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable after the date of this Agreement, file with the Commission an initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Investor of the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable following the filing thereof with the Commission.

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(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review and oversee, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Dorsey & Whitney LLP, or such other counsel as thereafter designated by the Investor. The Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the Commission.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting the Investor and Legal Counsel prior to filing such Registration Statement with the Commission.

(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

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(f) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its Subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities to the Investor pursuant to the Purchase Agreement.

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, and the Company use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(q) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

(b) Subject to Section 3(q) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available

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for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 8:30 a.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any VWAP Purchase are material to the Company (individually or collectively with all other prior VWAP Purchases, the consummation of which have not previously been reported in any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company and the Investor, then, at or before 8:30 a.m., New York City time, on the first (1st) Trading Day immediately following the VWAP Purchase Date, if a VWAP Purchase Notice was properly delivered to the Investor hereunder in connection with such VWAP Purchase, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the VWAP Purchase(s), the total VWAP Purchase Price for the Shares subject to such VWAP Purchase(s) (as applicable), the applicable VWAP Purchase Price(s) for such Shares and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all VWAP Purchase(s) consummated during the relevant fiscal quarter and shall file such Quarterly Reports and Annual Reports with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall file such amendments or supplements to the Registration Statement or Prospectus with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

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(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR).

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR).

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not

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be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(q), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

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(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market, or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time. Investor hereby agrees that it shall cooperate with the Company, its counsel and Transfer Agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. At the time such DWAC shares are offered and sold pursuant to the Registration Statement, such DWAC Shares shall be free from all restrictive legends may be transmitted by the transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(l) Reserved.

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(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

(p) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds 45 consecutive Trading Days or an aggregate of 90 days in any 365-day period; and provided, further, the Company shall not effect any such suspension during the three-Trading Day period following the VWAP Purchase Share Delivery Date for each VWAP Purchase. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase

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Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled.

4.	Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor, by its acceptance of the Cash Commitment Fee and Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

All reasonable expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

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6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, shareholders, members, partners, employees, agents, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as

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amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided,

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however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

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(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

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(c) furnish to the Investor, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder.

10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date of filing of the Initial Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

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(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a VWAP Purchase contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

17

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

18

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

GREENIDGE GENERATION HOLDINGS INC.

By:	/s/ Jeffrey Kirt
Name: Jeffrey Kirt
Title: Chief Executive Officer

19

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:

B. RILEY PRINCIPAL CAPITAL, LLC

By:	/s/ Nick Capuano
Name: Nick Capuano
Title: Chief Investment Officer

20

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[•]

[•]

[•]

Re: Greenidge Generation Holdings Inc.

Ladies and Gentlemen:

We are counsel to Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Common Stock Purchase Agreement, dated as of September [15], 2021 (the “Purchase Agreement”), entered into by and among the Company and the Investor named therein (the “Holder”) pursuant to which the Company will issue to the Holder from time to time shares of the Company’s Class A common stock, par value $0.0001 per share (the ”Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of September 15, 2021, with the Holder (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the offer and sale by the Holder of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on September [•], 2021, the Company filed a Registration Statement on Form S-1 (File No. 333-[•]) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names the Holder as an underwriter and a selling stockholder thereunder.

In connection with the foregoing, based solely on our review of the Commission’s EDGAR website, we advise you that the Registration Statement became effective under the Securities Act on [•], 2021. In addition, based solely on our review of the information made available by the Commission at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the Commission has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement and our review of the information made available by the Commission at http://www.sec.gov/litigation/stoporders.shtml, no proceedings for that purpose are pending or have been instituted or threatened by the Commission.

We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters herein and statements expressed above, including any changes in applicable law that may hereafter occur.

This letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any purposes without our prior written consent.

Very truly yours,

[ISSUER’S COUNSEL]

By:

cc: B. Riley Principal Capital, LLC

EXHIBIT B

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by B. Riley Principal Capital of any or all of the shares of common stock that may be issued by us to B. Riley Principal Capital under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “B. Riley Principal Capital Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital on September 15, 2021 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement or as otherwise disclosed in this prospectus, B. Riley Principal Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means B. Riley Principal Capital, LLC.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of [•], 2021. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of [•] shares of our common stock outstanding on [•], 2021. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on the VWAP Purchase Date with respect to each VWAP Purchase, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
	Number(1)		Percent(2)			Number(3)	Percent(2)
B. Riley Principal Capital, LLC(4)	[	•]	*	[	•]	0	—

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that B. Riley Principal Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to B. Riley Principal Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by B. Riley Principal Capital, would cause B. Riley Principal Capital’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of common stock are made at a price equal to or greater than $[•] per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on [•] shares of our common stock outstanding as of [•], 2021.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus.
(4)

The business address of B. Riley Principal Capital, LLC (“BRPC”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. BRPC’s principal business is that of a private investor. Daniel Shribman and Nick Capuano are the President and Chief Investment Officer, respectively, of BRPC; and Bryant R. Riley, Kenneth Young and Daniel Shribman are the Executive Chairman, Chief Executive Officer and President, respectively, of B. Riley Principal Investments, LLC (“BRPI”), the sole member of BRPC. B. Riley Financial, Inc. (“BRF”) is the ultimate parent company of BRPI. Bryant R. Riley is the Co-Executive Chairman of BRS and the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. Therefore, each of Messrs. Riley, Shribman, Capuano and Young may be deemed to have sole voting control and investment discretion over securities beneficially owned directly by BRPC and, indirectly, by BRPI. We have been advised that neither BRPI nor BRPC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Messrs. Riley, Capuano, Young or Shribman as to beneficial ownership of the securities beneficially owned directly by BRPC and, indirectly, by BRPI.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, B. Riley Principal Capital, LLC. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley Principal Capital has informed us that it intends to use one or more registered broker-dealers (one of which is an affiliate of B. Riley Principal Capital) to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital has informed us that each such broker-dealer may receive commissions from B. Riley Principal Capital and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we paid B. Riley Principal Capital a cash commitment fee [of $2,000,000][equal to 1.0% of B. Riley Principal Capital’s total dollar amount purchase commitment under the Purchase Agreement] upon our execution of the Purchase Agreement.

We also have agreed to indemnify B. Riley Principal Capital and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $[•].

B. Riley Principal Capital has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital, any of its affiliates or any entity managed or controlled by B. Riley Principal Capital engaged in or effected, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction that establishes a net short position with respect to our common stock. B. Riley Principal Capital has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital, any of its affiliates nor any entity managed or controlled by B. Riley Principal Capital will enter into or effect, directly or indirectly, any of the foregoing transactions for its own principal account or for the principal account of any other such entity.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “GREE”.

B. Riley Principal Capital and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including cash fees for its commitment to purchase shares of our common stock from us under the Purchase Agreement and discounts to current market prices of our common stock reflected in the purchase prices payable by it for shares of our common stock that we may require it to purchase from us from time to time under the Purchase Agreement.

EXHIBIT C

The business address of B. Riley Principal Capital, LLC (“BRPC”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. BRPC’s principal business is that of a private investor. Daniel Shribman and Nick Capuano are the President and Chief Investment Officer, respectively, of BRPC; and Bryant R. Riley, Kenneth Young and Daniel Shribman are the Executive Chairman, Chief Executive Officer and President, respectively, of B. Riley Principal Investments, LLC (“BRPI”), the sole member of BRPC. B. Riley Financial, Inc. (“BRF”) is the ultimate parent company of BRPI. Bryant R. Riley is the Co-Executive Chairman of BRS and the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. Therefore, each of Messrs. Riley, Shribman, Capuano and Young may be deemed to have sole voting control and investment discretion over securities beneficially owned directly by BRPC and, indirectly, by BRPI. We have been advised that neither BRPI nor BRPC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Messrs. Riley, Capuano, Young or Shribman as to beneficial ownership of the securities beneficially owned directly by BRPC and, indirectly, by BRPI.

B. Riley Principal Capital has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital or, any of its agents, representatives or affiliates or any entity managed or controlled by B. Riley Principal Capital engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which that establishes a net short position with respect to our common stock. B. Riley Principal Capital has agreed that during the term of the Purchase Agreement, neither of B. Riley Principal Capital, nor any of its agents, representatives or affiliates nor any entity managed or controlled by B. Riley Principal Capital will enter into or effect, directly or indirectly, any of the foregoing transactions for its own principal account or for the principal account of any other such entity.

Exhibit 99.1

Greenidge to Expand Bitcoin Mining Fleet with Order of

Latest Generation Mining Machines from Bitmain

Greenidge orders 10,000 S19j Pro bitcoin miners representing 1 EH of mining capacity, marking the company’s latest step toward achieving 500 MW of bitcoin mining capacity by 2025

DRESDEN, N.Y., September 15, 2021 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated bitcoin mining and power generation company, today announced that it has placed an order for 10,000 S19j Pro bitcoin miners from Bitmain. Greenidge intends to deploy all 10,000 units at its anticipated Spartanburg, South Carolina facility. The order would bring an additional 1 EH of capacity to the company’s bitcoin mining operations. The miners are currently scheduled to be delivered in the second and third quarters of 2022.

This order is the latest development in the company’s plans to expand its bitcoin mining capacity to 500MW by 2025 via additional locations beyond its initial power generation and bitcoin mining operation in Upstate New York. “The addition of 10,000 new miners is an important step in our commitment to expand our fully carbon-neutral capacity,” said Greenidge Chief Executive Officer Jeff Kirt. “We expect that these miners will anchor our anticipated facility in Spartanburg, expanding our national footprint by growing our environmentally sustainable mining operations.”

Greenidge expects to commence operations in Spartanburg in the fourth quarter of 2021 and expects the location will become the company’s second carbon-neutral bitcoin mining operation in the United States. A majority of the electricity at the site is expected to be sourced from zero-carbon sources and Greenidge intends to fully offset all carbon emissions at the site as it continues to expand its bitcoin mining capacity in line with its commitment to environmental leadership in power generation and cryptocurrency operations.

For immediate release

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated bitcoin mining and power generation company. Greenidge is committed to 100% carbon-neutral bitcoin mining at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint. Greenidge currently operates one facility in Upstate New York and expects to expand operations to a second location in South Carolina in the upcoming months, which will source the majority of its electricity from zero-carbon sources. Support.com, Inc., a Greenidge subsidiary, is a leading provider of customer and technical support solutions delivered by home-based employees.

For media inquiries, contact:

media@greenidge.com

For investor inquiries, contact:

investorrelations@greenidge.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding the prospects, development, business plan, business strategy and operations of Greenidge in the future. Forward-looking statements contained in this press release include, but are not limited to, statements concerning the current and future build out and acquisition plans of Greenidge, including with respect to its anticipated expansion in Spartanburg, South Carolina or with respect orders of mining equipment in the future to support expansion plans. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Greenidge’s Risk Factors set forth in its filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by: (i) the ability to negotiate or execute definitive documentation with respect to a facility in Spartanburg, South Carolina on terms and conditions that are acceptable to Greenidge, whether on a timely basis or at all; (ii) the ability to recognize the anticipated objectives and benefits of an expansion into a facility in Spartanburg, South Carolina; (iii) the ability to recognize the anticipated objectives and benefits, including the anticipated tax treatment, of the acquisition of Support; (iv) changes in applicable laws, regulations or permits

For immediate release

affecting Greenidge’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (v) any failure to obtain adequate financing on a timely basis and on acceptable terms with regard to growth strategies or operations; (vi) fluctuations in the market pricing of bitcoin and other cryptocurrencies; (vii) loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies; (viii) the potential of cybercrime, money laundering, malware infections and phishing, and the costs associated with such issues; (ix) the potential of cryptocurrency market manipulation; (x) the economics of mining cryptocurrency, including as to variables or factors affecting the cost, efficiency and profitability of mining; (xi) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of Greenidge, including mining equipment and equipment meeting the technical or other specifications required to achieve our growth strategy, (xii) the possibility that Greenidge may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which it operates or upon which it relies and is dependent; (xiii) the ability to expand successfully to other facilities, mine other cryptocurrencies or otherwise expand the business; (xiv) changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin; (xv) any litigation involving Greenidge; (xvi) costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees; (xvii) the condition of our physical assets, including that Greenidge’s single operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage; (xviii) other risks and uncertainties related to the business plan, business strategy, acquisition strategy and buildout strategy of Greenidge; (xix) the potential economic fallout resulting from the COVID-19 outbreak. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. The actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, changes in assumptions or otherwise, after the date of this press release.

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